AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1997
                                                 REGISTRATION NO. 333-21209
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                               AMENDMENT NO. 2 TO
                                    Form SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                              PERARDUA CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                 ---------------
            DELAWARE                                            62-1667690
  (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                                      2836
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER)

                                 ---------------

        PERARDUA CORPORATION                      SAMUEL P. SEARS, JR.
10940 WILSHIRE BOULEVARD, SUITE 1600              PERARDUA CORPORATION
    LOS ANGELES, CALIFORNIA 90024                16 SOUTH MARKET STREET
           (310) 443-4240                      PETERSBURG, VIRGINIA 23803
  (ADDRESS AND TELEPHONE NUMBER OF                   (804) 861-0681
    PRINCIPAL EXECUTIVE OFFICES)           (NAME, ADDRESS AND TELEPHONE NUMBER
                                                  OF AGENT FOR SERVICE)


                              PERARDUA CORPORATION
                      10940 WILSHIRE BOULEVARD, SUITE 1600
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 443-4240
                     (ADDRESS OF PRINCIPAL PLACE OF BUSINESS
                    OR INTENDED PRINCIPAL PLACE OF BUSINESS)

                                 ---------------

                          COPIES OF COMMUNICATIONS TO:

       J. BENJAMIN ENGLISH, ESQ.                     WILLIAM M. PRIFTI, ESQ.
LECLAIR RYAN, A PROFESSIONAL CORPORATION           LYNNFIELD WOODS OFFICE PARK
    707 EAST MAIN STREET, SUITE 1100                 220 BROADWAY, SUITE 204
        RICHMOND, VIRGINIA 23219                 LYNNFIELD, MASSACHUSETTS 01940
           (804) 783-2003                                (617) 593-4525

                                 ---------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                 ---------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.







                   SUBJECT TO COMPLETION, DATED JUNE 5, 1997


PROSPECTUS
----------

                              PERARDUA CORPORATION

                        1,000,000 SHARES OF COMMON STOCK
                          1,000,000 REDEEMABLE WARRANTS

    PerArdua Corporation ("PerArdua" or the "Company") hereby offers (the "Offering") 1,000,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), and 1,000,000 Redeemable Warrants (the "Redeemable Warrants"). The Common Stock and the Redeemable Warrants offered hereby are sometimes hereinafter collectively referred to as the "Securities." Each Redeemable Warrant entitles the holder to purchase one share of Common Stock at a price of $6.50 per share beginning ____________, 1998 and ending ___________, 2002, unless the Redeemable Warrants are redeemed by the Company as provided herein. The Redeemable Warrants are redeemable by the Company at a redemption rate of $.20 per Redeemable Warrant at any time commencing , 1998 upon 30 days' prior written notice, provided that the average closing bid price of the Company's Common Stock equals or exceeds $9.00 per share for a 20 consecutive trading day period. See "DESCRIPTION OF SECURITIES."

    Prior to the Offering, no public market for the Securities existed and no assurance can be given that any such market will develop after the completion of the Offering or, that if developed, such market will be sustained. It is currently anticipated that the initial public offering prices will be $5.00 per share of Common Stock and $.10 per Redeemable Warrant. For the method of determining the initial public offering price of the Securities, see "RISK FACTORS" and "UNDERWRITING." The Company intends to apply for inclusion of the shares of Common Stock and the Redeemable Warrants on the Nasdaq SmallCap Market under the symbols "PRDU" and "PRDUW," respectively.

                                 ---------------

    THESE ARE SPECULATIVE SECURITIES. THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. INVESTORS SHOULD BE ABLE
       TO SUSTAIN A COMPLETE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS"
           AND "DILUTION" ON PAGES 6 THROUGH 17 AND 19, RESPECTIVELY.

                                 ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                      PRICE TO      UNDERWRITING     PROCEEDS TO
                                       PUBLIC       DISCOUNTS(1)      COMPANY(2)
--------------------------------------------------------------------------------
Per Share                              $5.00            $.50            $4.50
--------------------------------------------------------------------------------
Per Redeemable Warrant                 $ .10            $.01            $ .09
--------------------------------------------------------------------------------
Total(3)                             $5,100,000       $510,000        $4,590,000
================================================================================

---------------


(1) Does not reflect additional compensation to be received in the form of (a) a 3% non-accountable expense allowance in the amount of $153,000 payable to Schneider Securities, Inc. ("Schneider") and Lew Lieberbaum & Co., Inc. (collectively, the "Representatives"), as the co-representatives of the underwriters (the "Underwriters"), (b) a consulting fee payable to Schneider in the amount of $3,000 per month for a period of 36 months and (c) warrants issued to the Representatives to purchase up to 100,000 additional shares of Common Stock and 100,000 Redeemable Warrants at 160% of the public offering price of the Securities (the "Representatives' Warrants"). In addition, the Company has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "UNDERWRITING."
(2) Before deducting additional expenses of the Offering payable by the Company, estimated at $450,000, including the Representatives' non-accountable expense allowance and the consulting fee payable to the Representatives.
(3) The Company has granted the Underwriters an option to purchase up to an additional 150,000 shares of Common Stock and/or 150,000 Redeemable Warrants on the same terms and conditions set forth above, solely to cover over-allotments, if any. If the over-allotment option is exercised in full, the total "Price to Public," "Underwriting Discounts" and "Proceeds to Company" will be $5,865,000, $586,500 and $5,278,500, respectively. See
    "UNDERWRITING."


    The Securities are being offered on a "firm commitment" basis by the Underwriters, when, as, and if delivered to and accepted by the Underwriters and subject to prior sale, withdrawal or cancellation of the Offering without notice. It is expected that delivery of certificates representing the Securities will be made at the clearing offices of Schneider Securities, Inc., on or about _____________, 1997.


SCHNEIDER SECURITIES, INC.                            LEW LIEBERBAUM & CO., INC.

           THE DATE OF THIS PROSPECTUS IS                , 1997.













    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OR THE REDEEMABLE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ SMALLCAP MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    PRIOR TO THE OFFERING, THE COMPANY WAS NOT A REPORTING COMPANY UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). SUBSEQUENT TO THE OFFERING, THE COMPANY INTENDS TO FURNISH TO ITS SHAREHOLDERS ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY ITS INDEPENDENT ACCOUNTANTS, AND SUCH OTHER PERIODIC REPORTS AS IT MAY DETERMINE TO FURNISH OR AS MAY BE REQUIRED BY LAW.

---------------


CALIFORNIA INVESTORS SHOULD NOTE THAT THE DEPARTMENT OF CORPORATIONS REQUIRES THAT INVESTORS MUST MEET THE FOLLOWING SUITABILITY STANDARDS: (I) AN INVESTOR MUST HAVE A LIQUID NET WORTH OF NOT LESS THAN $250,000 (A NET WORTH EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILE) PLUS $65,000 GROSS ANNUAL INCOME OR $500,000 LIQUID NET WORTH; OR (II) $1,000,000 NET WORTH (INCLUSIVE) OR $200,000 GROSS ANNUAL INCOME.

IN ADDITION,  CALIFORNIA  INVESTORS  SHOULD NOTE THAT THE EXEMPTION  PROVIDED BY
SECTION 25104(H) OF THE CALIFORNIA CORPORATION CODE WILL NOT BE AVAILABLE. THIS MEANS THAT THERE WILL BE NO AFTERMARKET TRADING IN PERARDUA CORPORATION SECURITIES IN THE STATE OF CALIFORNIA. PERARDUA AND THE UNDERWRITER HAVE AGREED NOT TO APPLY FOR THE EXEMPTION PROVIDED UNDER SECTION 25101(B) FOR 90 DAYS FROM THE CLOSING OF THE OFFERING.











                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the more detailed information, including "RISK FACTORS" and the Company's financial statements and related notes thereto appearing elsewhere in this Prospectus. The Common Stock and Redeemable Warrants offered hereby involve a high degree of risk. Investors in the Offering should be able to sustain a complete loss of their investment. See "RISK FACTORS." This Prospectus contains certain forward-looking statements that involve risks and uncertainties. See "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS." The Company's actual results and the timing of certain events could differ materially from those discussed in or projected by the forward-looking statements. Factors that could cause or contribute to such differences include those discussed under "RISK FACTORS."

                                   THE COMPANY

    The Company is a development stage pharmaceutical company engaged in the development of a single anti-viral compound for which the Company has adopted the trade name "Thiovir(tm)." The initial focus of the Company's development activities will be to demonstrate the safety and efficacy of Thiovir for treatment of patients infected with human immunodeficiency virus ("HIV"), the virus which is the precursor to acquired immunodeficiency syndrome ("AIDS"), and patients showing active infection of the opportunistic virus cytomegalovirus ("CMV") which causes blindness and other conditions. CMV is a common opportunistic infection among AIDS patients. The Company believes that Thiovir, if successfully developed and approved for sale, would constitute a candidate for inclusion in combination drug therapy for HIV/AIDS treatment and would provide several benefits over existing treatments for CMV, particularly its potential ability to replace more toxic intravenous treatment with a less toxic oral treatment. The only development work on Thiovir to date has been limited to laboratory and animal studies conducted by the University of Southern California ("USC"), which has licensed to the Company its proprietary rights to Thiovir, and by other academic and/or research organizations which have no affiliation with the Company. Therefore, Thiovir is in an early stage of development. See "BUSINESS -- Targeted Indications for Thiovir" and "-- Research and Development Status and Activities."

    In the United States, the use and sale of Thiovir is subject to the rules and regulations of the United States Food and Drug Administration ("FDA"), and obtaining the necessary FDA approval will require substantial preclinical tests and clinical trials. The Company expects to commence clinical trials for Thiovir in 1997. The Company believes that Thiovir may meet the criteria established by the FDA for accelerated approval. As a result, the Company may be able to commercialize Thiovir in a shorter time period than has historically been applicable for a drug that does not meet the criteria for accelerated approval. See "BUSINESS -- Government Regulation."

    Initially, the Company intends to maintain a limited corporate infrastructure devoted almost exclusively to the development and commercialization of Thiovir. Accordingly, the Company will engage contract research organizations ("CROs") to conduct preclinical tests and clinical trials on Thiovir. The Company will also contract with other companies to manufacture the drug. The Company intends to rely upon part-time consultants and CROs to provide expertise in designing appropriate tests and trials and in seeking FDA and other government approvals. Furthermore, the Company does not believe that it will be necessary to develop an extensive sales and marketing force to promote the sale of Thiovir in the United States, if and when it may be sold, since the market for HIV/AIDS and CMV therapies is concentrated among a relatively small number of care providers. See "BUSINESS -- Sales and Marketing," "-- Manufacturing" and "-- Personnel."

    In August 1996, the Company acquired an exclusive worldwide license to proprietary rights to Thiovir held by USC from a limited partnership which funded the research and development of Thiovir. The Company has generated no revenues from the sale of products and, as of February 28, 1997, had an accumulated deficit of $2,227,784. There can be no assurance that the Company will ever achieve profitable operations. See "BUSINESS -- Relationship With USC" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

    On January 9, 1997, the Company reincorporated in the State of Delaware. The term "Company," when used in this Prospectus, refers to both the Delaware corporation and its predecessor Missouri corporation, unless the context requires otherwise. The Company's offices are located at 10940 Wilshire Boulevard, Suite 1600, Los Angeles, California, and its telephone number is
(310) 443-4240.

                                        3








                                  THE OFFERING


Securities Offered by the Company .......... 1,000,000  shares of  Common  Stock
                                               and     1,000,000      Redeemable
                                               Warrants.   See  "DESCRIPTION  OF
                                               SECURITIES."

Redeemable Warrants ........................ Each  Redeemable  Warrant  entitles the holder to purchase  one share
                                               of  Common  Stock  at a price  of
                                               $6.50   per    share    beginning
                                               ____________,   1998  and  ending
                                               ____________,  2002,  unless  the
                                               Redeemable  Warrants are redeemed
                                               as    provided    herein.     The
                                               Redeemable      Warrants      are
                                               redeemable  by the  Company  at a
                                               redemption   price  of  $.20  per
                                               Redeemable  Warrant  at any  time
                                               commencing  thirteen  months from
                                               the date of this Prospectus on 30
                                               days'   prior   written   notice,
                                               provided that the average closing
                                               bid  price  of the  Common  Stock
                                               equals or exceeds $9.00 per share
                                               for 20  consecutive  trading days
                                               ending  within  10 days  prior to
                                               the  notice  of  redemption.  See
                                               "DESCRIPTION OF SECURITIES."

Shares of Common Stock Outstanding
before Offering ............................   2,643,440 shares
Shares of Common Stock to be Outstanding
after Offering .............................   3,643,440 shares

Use of Proceeds ............................ The  net  proceeds of this Offering will be used for further research
                                               and   development   and   working
                                               capital. See "USE OF PROCEEDS."

Risk Factors ............................... Investment   in   the    Securities
                                               involves  a high  degree  of risk
                                               and immediate dilution. See "RISK
                                               FACTORS" and "DILUTION."

Proposed Nasdaq SmallCap
Market Symbols(1) ..........................   Common Stock -- "PRDU"
                                               Redeemable Warrants -- "PRDUW"

--------------

(1) No assurance can be given that an active trading market for the Securities will develop or be maintained. See "RISK FACTORS -- No Prior Market for Common Stock and the Redeemable Warrants."


    Except as otherwise indicated, all share and per share data in this Prospectus (i) assume no exercise of the Redeemable Warrants, (ii) give no effect to the 300,000 shares of Common Stock issuable upon exercise of the Underwriters' over-allotment option, including 150,000 shares of Common Stock underlying the Redeemable Warrants subject to such option; (iii) give no effect to 100,000 shares of Common Stock issuable upon exercise of the Representatives' Warrants; (iv) give no effect to the 100,000 shares of Common Stock issuable upon the exercise of the Redeemable Warrants underlying the Representatives' Warrants; (v) assume no exercise of stock options to purchase up to 500,000 shares of Common Stock which may be issued pursuant to the Company's Stock Incentive Plan, of which, as of the date of this Prospectus, the Company has granted options to purchase 10,000 shares of Common Stock at an exercise price of $7.50 per share and committed to grant to three outside directors and two officers options to purchase an aggregate of 230,000 shares of Common Stock at an exercise price to be determined, but not less than $5.00 per share; and (vi) assume no exercise of the Company's outstanding warrants to purchase shares of Common Stock, of which 700,000 warrants have been issued as of the date of this Prospectus at an exercise price of $10.00 per share which may be paid in cash or, in the event the fair market value of the Common Stock exceeds the warrant exercise price, by a reduction in the number of shares of Common Stock issuable upon exercise of any warrant determined in accordance with a formula (the "Outstanding Warrants"). See "CAPITALIZATION" and "MANAGEMENT -- Executive Compensation and Other Information -- Stock Incentive Plan."


                                        4





                          SUMMARY FINANCIAL INFORMATION

    The following  sets forth certain  historical  financial  information of the
Company:

STATEMENT OF ACTIVITIES DATA:

                                     PERIOD FROM JULY 5, 1996,     THREE MONTHS
                                      DATE OF INCEPTION, TO            ENDED
                                        NOVEMBER 30, 1996        FEBRUARY 28, 1997
                                        -----------------        -----------------
Revenue:
   Interest income                     $            1,858       $            2,475
                                          ---------------          ---------------
Costs and Expense:

   Research and development                     2,058,980                   73,249
   General and administrative                      33,568                   66,320
                                          ---------------          ---------------
                                                2,092,548                  139,569
                                          ---------------          ---------------
Net loss                                       (2,090,690)                (137,094)
                                       ==================          ================
Net loss per common share(1)           $             (.81)      $             (.05)
                                       ==================          ================
Shares used in computing net loss

  per common share(1)                           2,593,440                2,593,996
                                       ==================          =================

BALANCE SHEET DATA:

                                                       FEBRUARY 28, 1997
                                                ------------------------------
                                                   ACTUAL        AS ADJUSTED(2)
                                               ---------------   ---------------
Cash and cash equivalents                        $   213,029       $ 4,353,029
Working capital                                      431,362         4,571,362
Total assets                                         502,625         4,642,625
Deficit accumulated during the development stage  (2,227,784)       (2,227,784)
Total stockholders' equity                           443,393         4,583,393

--------------

(1) See notes 1 and 4 of Notes to Financial Statements for information concerning the computation of net loss per share of Common Stock and shares of Common Stock used in computing net loss per common share.

(2) As adjusted to reflect the sale of the Common Stock and the Redeemable Warrants offered hereby and the application of the estimated net proceeds therefrom. See "USE OF PROCEEDS."

                                        5






                                  RISK FACTORS

    The Securities offered pursuant to this Prospectus are speculative and involve a high degree of risk, and an investment in the Securities should be considered only by investors who are capable of affording an entire loss of the amount invested. Prospective investors should carefully consider, along with the other information contained in this Prospectus, the following considerations and risks in evaluating an investment in the Company.

DEVELOPMENT STAGE COMPANY

    The Company commenced development stage activities in July 1996 and accordingly has only a limited operating history upon which an evaluation of the Company's business and prospects can be based. The Company has generated no revenue to date, except for interest income, and does not expect to generate any substantial revenues in the near future. The Company's ability to generate revenues and profits will depend on its ability to successfully develop clinical applications and obtain regulatory approvals for the anti-viral drug Thiovir and to protect its proprietary rights in Thiovir. The Company must also develop the capacity or arrangements with third parties to manufacture, distribute and market Thiovir. There can be no assurance that the Company will be successful in doing so. See "BUSINESS -- Overview."

UNCERTAINTY OF PRODUCT DEVELOPMENT

    Thiovir is in an early development stage and requires significant, time-consuming and costly development, testing and regulatory clearance. Although the Company anticipates that the development and commercialization of Thiovir, if successful, will occur more rapidly than is typical for a new pharmaceutical product, this process typically takes several years at a minimum and can require substantially more time. The successful development of any new drug is highly uncertain and subject to a number of significant risks. These risks include, among others, the possibility that Thiovir will be found to be ineffective or unacceptably toxic, to have unacceptable side effects, or otherwise fail to receive necessary regulatory clearances, that Thiovir will not achieve broad market acceptance, that third parties will market equivalent or superior products, or that third parties will hold proprietary rights that will preclude the Company from marketing Thiovir. There can be, therefore, no assurance that the Company's development activities will demonstrate the efficacy and safety of Thiovir as a therapeutic drug, or, even if demonstrated, that there will be sufficient advantages to the use of Thiovir over other drugs or treatments so as to render Thiovir commercially viable. See "BUSINESS -- Targeted Indications for Thiovir" and " -- Government Regulation."

UNCERTAINTY OF MARKET DEMAND FOR THIOVIR

    There is a considerable degree of uncertainty as to the potential market demand for Thiovir, particularly as a CMV drug.

    The Company is not aware of published data which indicate the extent to which new cases of active CMV infection have been reduced as a result of the recent success of combination drug therapy among HIV patients. The Company believes, however, and anecdotal reports confirm, that to the extent that combination drug therapy, or any other therapy, is effective in treating HIV patients, the number of new patients with active CMV infection has been and will be proportionately reduced. Consequently, the demand for CMV drugs may be significantly diminished at the time, if ever, the Company is able to market Thiovir. See "BUSINESS -- Potential Market for Thiovir."

    The ability of the HIV and CMV viruses to develop resistance to drugs has reduced or eliminated the effectiveness of a number of existing drugs. Even if Thiovir should initially prove effective, its effectiveness and acceptance in the marketplace may be reduced by the development of resistant strains of the HIV and CMV viruses.

COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN

    The report of the Company's Independent Auditors contains an emphasis paragraph as to matters that raise substantial doubt about the Company's ability to continue as a going

                                        6





concern, and management's inability to provide any assurance that the Company will obtain sufficient financing to continue as a going concern. See
"MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," the Company's Financial Statements and Notes, and the Independent Auditor's Report included elsewhere herein.

RELIANCE ON A SINGLE TECHNOLOGY; LIMITED SCOPE OF OPERATIONS

    The Company currently intends to focus its business exclusively on the development and commercialization of the experimental drug Thiovir. In the event the Company is not successful in developing and commercializing Thiovir, investors are likely to realize a loss of all amounts invested in the Company.

ACCUMULATED DEFICIT; UNCERTAINTY OF FUTURE PROFITABILITY

    The Company has incurred losses since its inception. As of February 28, 1997, the Company's accumulated deficit was $2,227,784. Losses have resulted principally from costs incurred in the acquisition and development of Thiovir and general and administrative costs. These costs have exceeded the Company's revenues, which to date have been generated solely from interest income. The Company has not generated any revenue to date from the sale of drugs and does not expect to do so until Thiovir has been approved for sale. The Company expects to incur significant additional operating losses which will increase as the Company's drug development efforts expand. The Company's ability to achieve profitability will depend upon its ability to develop and obtain regulatory approval for Thiovir and to develop the capacity (or establish relationships with third parties) to manufacture, market and sell Thiovir. There can be no assurance that the Company will ever generate significant revenues or achieve profitable operations. See "BUSINESS -- Government Regulation," "-- Sales and Marketing," and "-- Manufacturing."

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING

    The Company's drug development program requires substantial capital expenditures, including expenditures for preclinical testing and clinical trials of Thiovir. The Company's future capital requirements will depend on many factors, including the scope and results of preclinical testing and clinical trials, the cost, timing and outcome of regulatory reviews, administrative and legal expenses (including potential expenses of defending and enforcing the Company's proprietary patent rights to Thiovir), the establishment of capacity for sales and marketing functions, the establishment of relationships with third parties for manufacturing and sales and marketing functions and other factors. The Company expects that its capital requirements will increase significantly in the future. See "BUSINESS -- Government Regulation," "-- Sales and Marketing" and "-- Manufacturing."

    The Company has incurred negative cash flow from development stage activities since inception and does not expect to generate positive cash flow to fund its operations for at least the next several years. As a result, the Company believes that substantial additional equity or debt financing may be required to fund its operations. There can be no assurance that the Company will be able to consummate any such financing at all or on favorable terms or that such financings will be adequate to meet the Company's capital requirements. Any additional equity financing could result in substantial dilution to the
Company's stockholders, and debt financing, if available, may involve restrictive covenants which preclude the Company from making distributions to stockholders and taking other actions beneficial to stockholders. If adequate funds are not available, the Company may be required to delay or reduce the scope of its drug development program or attempt to continue development by entering into arrangements with collaborative partners or others that may require the Company to relinquish some or all of its rights to Thiovir. The Company's inability to fund its capital requirements would have a material adverse effect on the Company. See "USE OF PROCEEDS" and "DILUTION."

EXTENSIVE GOVERNMENT REGULATION; NO ASSURANCE OF REGULATORY APPROVAL

    Human pharmaceutical products are subject to rigorous preclinical testing and clinical trials and other approval procedures mandated by the FDA and foreign regulatory authorities. Various federal and foreign statutes and regulations also govern or influence the manufacturing, safety, labeling, storage,

                                        7






record keeping and marketing of pharmaceutical products. The process of obtaining these approvals and the subsequent compliance with appropriate United States and foreign statutes and regulations are time-consuming and require the expenditure of substantial resources. In addition, these requirements and processes vary widely from country to country. Among the uncertainties and risks of the FDA approval process are the following: the possibility that studies and clinical trials shall fail to prove the safety and efficacy of the drug, or that any demonstrated efficacy will be so limited as to significantly reduce or altogether eliminate the acceptability of the drug in the market place; the possibility that the costs of development, which can far exceed the best of estimates, may render commercialization of the drug marginally profitable or altogether unprofitable; and the possibility that the amount of time required for FDA approval of a drug may extend for years beyond that which is originally estimated. In addition, the FDA or similar foreign regulatory authorities may require additional clinical trials, which could result in increased costs and significant development delays. Delays or rejections may also be encountered based upon changes in FDA policy and the establishment of additional regulations during the period of product development and FDA review. Similar delays or rejections may be encountered in other countries. Thiovir may not qualify for accelerated development and/or approval under FDA regulations and, even if Thiovir does so qualify, it may not be approved for marketing sooner than would be historically expected or at all.

    There can be no assurance that even after substantial time and expenditures, Thiovir will receive FDA approval on a timely basis or at all. If the Company is unable to demonstrate the safety and efficacy of Thiovir to the satisfaction of the FDA, the Company will be unable to commercialize Thiovir. Even if regulatory approval of Thiovir is obtained, the approval may entail limitations on the indicated uses for which Thiovir may be marketed. A marketed product, its manufacturer and the manufacturer's facilities are subject to continual review and periodic inspections, and subsequent discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions on such product or manufacturer, including withdrawal of the product from the market. The failure to comply with applicable regulatory requirements can, among other things, result in fines, suspension of regulatory approvals, refusal to approve pending applications, refusal to permit exports from the United States, product recalls, seizure of products, operating restrictions and criminal prosecutions.

    The effect of government regulation may be to delay the marketing of Thiovir for a considerable period of time, to impose costly requirements on the Company's activities or to provide a competitive advantage to the companies that compete with the Company. Adverse clinical results by others could have a negative impact on the regulatory process and timing with respect to the development and approval of Thiovir. The Company is also subject to various federal, state and local laws and regulations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with its development work. The extent and character of potentially adverse governmental regulation that may arise from future legislation or administrative action cannot be predicted. See "BUSINESS -- Government Regulation."

UNCERTAINTIES RELATED TO CLINICAL TRIALS

    Before obtaining required regulatory approvals for the commercial sale of Thiovir, the Company must demonstrate through preclinical testing and clinical trials that Thiovir is safe and effective for use in each target indication. The results from preclinical testing and early clinical trials may not be predictive of results that will be obtained in pivotal clinical trials. There can be no assurance that the Company's clinical trials will demonstrate sufficient safety and effectiveness to obtain required regulatory approvals or will result in a marketable product. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. Similar setbacks in the Company's clinical trials could interrupt, delay or halt clinical trials and could ultimately prevent its approval by the FDA or foreign regulatory authorities for any and all targeted indications. The Company or the FDA may suspend or terminate clinical trials at anytime if it is believed that the trial participants are being exposed to unacceptable health risks. There can be no assurance that clinical trials will demonstrate that Thiovir is safe and effective.

                                        8





    There can be no assurance that if clinical trials are successfully completed, the Company will be able to submit a New Drug Application ("NDA") in a timely manner or that any such application will be approved by the FDA. Any failure of the Company to complete successfully its clinical trials and obtain approvals of corresponding NDAs would preclude the Company from commercializing Thiovir in the United States. See "BUSINESS -- Government Regulation."

INTENSE COMPETITION

    The Company is engaged in a segment of the pharmaceutical industry that is highly competitive and rapidly changing. If successfully developed and approved, Thiovir will compete with several existing HIV/AIDS and CMV therapies. In addition, other companies are pursuing the development of pharmaceuticals that target HIV/AIDS and/or CMV. The Company anticipates that it will face intense and increasing competition in the future as new products enter the market and advanced technologies become available. There can be no assurance that existing products or new products developed by the Company's competitors will not be more effective, or more effectively marketed and sold, than Thiovir. Competitive products may render Thiovir obsolete or noncompetitive prior to the Company's recovery of development or commercialization expenses. The Company's competitors have significantly greater financial, technical and human resources than the Company and may be better equipped to develop, manufacture and market products. In addition, many of these companies have extensive experience in preclinical testing and clinical trials, obtaining FDA and other regulatory approvals and manufacturing and marketing pharmaceutical products. Many of these competitors also have products that have been approved or are in late-stage development and operate large, well-funded research and development programs. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and biotechnology companies. Furthermore, academic institutions, government agencies and other public and private research organizations are becoming increasingly aware of the commercial value of their inventions and are actively seeking to commercialize the technology they have developed. Accordingly, the Company's competitors may succeed in commercializing products more rapidly or effectively than the Company, which would have a material adverse effect on the Company. See "BUSINESS -- Potential Market for Thiovir."

    The ability of the HIV and CMV viruses to develop resistance to drugs has reduced or eliminated the effectiveness of a number of existing drugs. Even if Thiovir should initially prove effective, its effectiveness and acceptance in the marketplace may be reduced by the development of resistant strains of the HIV and CMV viruses.

UNCERTAINTY OF PATENTS; DEPENDENCE ON PATENTS, LICENSES AND PROPRIETARY RIGHTS

    The Company's success will depend in large part on the ability of the Company and its licensors to obtain patent protection with respect to Thiovir, defend patents once obtained, maintain trade secrets and operate without infringing upon the patents and proprietary rights of others and obtain appropriate licenses to patents or proprietary rights held by third parties if infringement would otherwise occur, both in the United States and in foreign countries. The Company has no patents in its own name or patent applications of its own pending, but has obtained a license to patents and other proprietary rights from USC with respect to Thiovir. See "BUSINESS -- Relationship With USC."

    The patent positions of pharmaceutical companies, including those of the Company, are uncertain and involve complex legal and factual questions for which important legal principles are unresolved. There can be no assurance that the Company or its licensor have or will develop or obtain the rights to products or processes that are patentable, that patents will issue from any of the pending applications or that claims allowed will be sufficient to protect the technology licensed to the Company. In addition, no assurance can be given that any patents issued to or licensed by the Company will not be challenged, invalidated, infringed or circumvented, or that the rights granted thereunder will provide competitive advantages to the Company.

    Initial research indicates that Thiovir may partially metabolize into another drug, the use of which in the treatment of HIV and related infections is subject to patents held by a third party, all of which are scheduled to expire in or before 2000. The Company believes that the use of Thiovir in treatment of HIV and CMV likely would not infringe on any known third party patent rights, or that if infringement were to occur, it would not be likely to have a material adverse effect on the Company. See "BUSINESS -- Patents."

                                       9





    There can be no assurance that the Company is aware of all patents or patent applications that may materially affect the Company's ability to make, use or sell Thiovir. United States patent applications are confidential while pending in the United States Patent and Trademark Office (the "PTO"), and patent applications filed in foreign countries are often first published six months or more after filing. Any conflicts resulting from third party patent applications and patents could significantly reduce the coverage of the patents or patent applications licensed to the Company and limit the ability of the Company or its licensors to obtain meaningful patent protection. If patents are issued to other companies that contain competitive or conflicting claims, the Company may be required to obtain licenses to these patents or to develop or obtain alternative technology. There can be no assurance that the Company will be able to obtain any such license on acceptable terms or at all. If such licenses are not obtained, the Company could be delayed in or prevented from pursuing the development or commercialization of Thiovir.

    Litigation which could result in substantial cost to the Company may also be necessary to enforce any patents to which the Company has rights, or to determine the scope, validity and unenforceability of other parties' proprietary rights which may affect the Company's rights to Thiovir. United States patents carry a presumption of validity and generally can be invalidated only through clear and convincing evidence. The Company's licensors may also have to participate in interference proceedings declared by the PTO to determine the priority of an invention, which could result in substantial cost to the Company. There can be no assurance that the Company's licensed patents would be held valid by a court or administrative body or that an alleged infringer would be found to be infringing. The mere uncertainty resulting from the institution and continuation of any technology-related litigation or interference proceeding could have a material adverse effect on the Company pending resolution of the disputed matters.

    The Company may also rely on unpatented trade secrets and know-how to maintain its competitive position, which it seeks to protect, in part, by confidentiality agreements with employees, consultants and others. There can be no assurance that these agreements will not be breached or terminated, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently discovered by competitors. See "BUSINESS -- Patents."

DEPENDENCE ON AND NEED TO HIRE PERSONNEL

    The Company is dependent on its senior management and scientific staff, which currently consists of Dr. Francis E. O'Donnell, Jr., Chairman and Chief Executive Officer, Nicholas Jon Virca, President and Chief Operating Officer, Mary Anthony Gray, Executive Vice President, and Dr. Charles E. McKenna. Dr. McKenna, who is the inventor of the patents licensed to the Company of the core technology for Thiovir and who has directed the research on Thiovir at USC to date, is a consultant to the Company and only devotes a limited portion of his time to the Company's business. The services of Dr. O'Donnell, Mr. Virca, Ms. Gray, and Dr. McKenna are important to the Company and the loss of any of their services may adversely affect the Company. Dr. O'Donnell is serving as Chief Executive Officer of the Company on an interim basis.

    To develop and commercialize Thiovir, the Company must hire and retain a number of additional highly qualified and experienced management and scientific personnel, consultants and advisors. The Company's ability to attract and retain qualified personnel is critical to the Company's success. Competition for qualified individuals is intense, and the Company faces competition from numerous pharmaceutical and biotechnology companies, universities and other research institutions. There can be no assurance that the Company will be able to attract and retain such individuals on acceptable terms or at all, and the failure to do so would have a material adverse effect on the Company. See "MANAGEMENT -- Executive Officers and Directors."

BROAD DISCRETION IN USE OF PROCEEDS

    The net proceeds of the Offering will be added to the Company's working capital and will be available for general corporate purposes, including the Company's drug development program. As of the date of this Prospectus, the Company cannot specify with certainty the particular uses for the net proceeds to be added to its working capital. Accordingly, management will have broad discretion in the application of the net proceeds. See "USE OF PROCEEDS."

                                       10





RISKS RELATED TO LICENSE AGREEMENT

    The agreement pursuant to which the Company has licensed the core technology for Thiovir permits the Company's licensor, USC, to terminate the agreement under certain circumstances, such as the failure by the Company to use its reasonable best efforts to commercialize Thiovir or the occurrence of any other uncured material breach by the Company. The termination of this agreement would have a material adverse effect on the Company. The license agreement provides that the licensor is primarily responsible for obtaining patent protection for the technology licensed to the Company, and the Company is required to reimburse it for the costs it incurs in performing these activities. The Company believes that these costs will be substantial. The license agreement also requires the Company to pay minimum royalties which start at $12,500 in 1998 and increase to $125,000 in 2001 and each year thereafter. Any inability or failure of the Company to pay these costs could result in the termination of the license agreement. In addition, the license agreement reserves for the licensor the right to approve sublicenses granted under the license agreement. Although such approval may not be unreasonably withheld, the need for such approval may inhibit the Company's development of strategic relationships necessary for the commercialization of Thiovir. See "BUSINESS -- Research and Development Status and Activities" and " -- Relationship with USC."

LACK OF MANUFACTURING CAPABILITIES

    The Company does not have any manufacturing capacity and currently plans to seek to establish relationships with third party manufacturers for the manufacture of clinical trial material and the commercial production of Thiovir, if any. There can be no assurance that the Company will be able to establish relationships with third party manufacturers on commercially acceptable terms or that third party manufacturers will be able to manufacture Thiovir on a cost-effective basis in commercial quantities under good manufacturing practices ("GMPs") mandated by the FDA. The Company's dependence upon third parties for the manufacture of its products may adversely affect the Company's profit margins and its ability to develop and commercialize Thiovir on a timely and competitive basis. Further, there can be no assurance that manufacturing or quality control problems will not arise in connection with the manufacture of the Company's products or that third party manufacturers will be able to maintain the necessary governmental licenses and approvals to continue manufacturing the Company's products. Any failure to establish relationships with third parties for its manufacturing requirements on commercially acceptable terms would have a material adverse effect on the Company. See "BUSINESS -- Manufacturing."

LACK OF SALES AND MARKETING CAPABILITIES

    The Company currently has no marketing or sales personnel. The Company will have to develop a sales force or rely on marketing partners or other arrangements with third parties for the marketing, distribution and sale of Thiovir. There can be no assurance that the Company will be able to establish marketing, distribution or sales capabilities or make arrangements with third parties to perform those activities on terms satisfactory to the Company, or that any internal capabilities or third party arrangements will be cost-effective.

    In addition, any third parties with which the Company establishes marketing, distribution or sales arrangements may have significant control over important aspects of the commercialization of Thiovir, including market identification, marketing methods, pricing, composition of sales force and promotional activities. There can be no assurance that the Company will be able to control the amount and timing of resources that any third party may devote to the Company's products or prevent any third party from pursuing alternative technologies or products that could result in the development of products that compete with Thiovir and the withdrawal of support for Thiovir. See "BUSINESS -- Sales and Marketing."

DEPENDENCE ON THIRD PARTIES FOR DEVELOPMENT AND MANUFACTURING

    The Company intends to engage consultants and independent contract research organizations ("CROs") to design and conduct clinical trials in connection with the development of Thiovir. The Company will also engage a third party to manufacture Thiovir. As a result, these important aspects of the Company's business will be outside the direct control of the Company. In addition, there can be no assurance that such third parties will perform all of their obligations under arrangements with the Company. See "BUSINESS -- Government Regulation," "-- Research and Development Status and Activities," and "-- Manufacturing."

                                       11






NO ASSURANCE OF MARKET ACCEPTANCE

    The Company's success will depend in substantial part on the extent to which Thiovir achieves market acceptance. The degree of market acceptance will depend upon a number of factors, including the receipt and scope of regulatory approvals, the establishment and demonstration in the medical community of the safety and efficacy of Thiovir and its potential advantages over existing treatment methods, and reimbursement policies of government and third party payors. There can no be assurance that physicians, patients, payors or the medical community in general will accept or utilize Thiovir.

UNCERTAINTY OF HEALTH CARE REFORM MEASURES AND THIRD PARTY REIMBURSEMENT

    The business and financial condition of pharmaceutical companies will continue to be affected by the efforts of governments and third party payors to contain or reduce the cost of health care. A number of legislative and regulatory proposals aimed at changing the health care system have been proposed in recent years. In addition, an emphasis on managed care in the United States has increased and will continue to increase the pressure on pharmaceutical pricing. While the Company cannot predict whether legislative or regulatory proposals will be adopted or the effect those proposals or managed care efforts may have on its business, the announcement and/or adoption of such proposals or efforts could have a material adverse effect on the Company. In the United States and elsewhere, sales of prescription pharmaceuticals are dependent in part on the availability of reimbursement to the consumer from third party payors, such as government and private insurance plans that mandate predetermined discounts from list prices. Third party payors are increasingly challenging the prices charged for medical products and services. If the Company succeeds in bringing Thiovir to the market, there can be no assurance that it will be considered cost effective or that reimbursement to the consumer will be available or will be sufficient to allow the Company to sell its products on a competitive basis. See "BUSINESS -- Health Care Reform Measures and Third Party Reimbursement."

ABSENCE OF PRODUCT LIABILITY INSURANCE; INSURANCE RISKS

    The Company's business will expose it to potential product liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products. There can be no assurance that product liability claims will not be asserted against the Company. The Company does not currently have any product liability insurance. The Company intends to obtain limited product liability insurance for its clinical trials when they begin in the United States and to expand its insurance coverage if and when the Company begins marketing commercial products. However, there can no be assurance that the Company will be able to obtain product liability insurance on commercially acceptable terms or that the Company will be able to maintain such insurance at a reasonable cost or in sufficient amounts to protect the Company against potential losses. A successful product liability claim or series of claims brought against the Company could have a material adverse effect on the Company.

HAZARDOUS MATERIALS

    In the event the Company should establish its own laboratory facility to further its drug development program, such activities will necessarily involve the use of hazardous materials, chemicals and viruses. Although the Company will develop procedures for the handling and disposing of such materials to comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages or fines that result and any such liability could exceed the resources of the Company.

CONCENTRATION OF STOCK OWNERSHIP; CONTROL OF MANAGEMENT AND EXISTING
STOCKHOLDERS

    Upon completion of the Offering, the Company's directors, executive officers, other key personnel and their respective affiliates will beneficially own approximately 21.3% of the outstanding Common Stock (approximately 20.4% if the Underwriters' over-allotment option is exercised in

                                       12






full). As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company that may be favored by other stockholders. See "PRINCIPAL STOCKHOLDERS" and "DESCRIPTION OF SECURITIES -- Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions."

RELATED PARTY TRANSACTIONS

    The Company has entered into certain transactions with parties who were stockholders of the Company at the time of the transactions. A summary of the terms and conditions of these transactions may be found under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." These transactions involve inherent conflicts between the interest of the Company and the interests of the other parties to the transactions.

SUBSTANTIAL SHARES OF COMMON STOCK RESERVED FOR THE EXERCISE OF OPTIONS AND WARRANTS; OBLIGATIONS PURSUANT TO REGISTRATION RIGHTS


    The Company has reserved 500,000 shares of Common Stock for issuance upon the exercise of options granted or available for grant to employees, officers, directors, advisors and consultants pursuant to the Company's Stock Incentive Plan (the "Incentive Plan"), as well as an aggregate of 1,900,000 shares of Common Stock for issuance upon exercise of the (i) Redeemable Warrants, (ii) Representatives' Warrants and (iii) Outstanding Warrants. These options and warrants may adversely affect the Company's ability to obtain financing in the future. The holders of such options and warrants can be expected to exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "UNDERWRITING" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

    The Company has agreed that, under certain circumstances, it will register under federal and state securities laws the securities underlying the Representatives' Warrants. In addition, certain shares of Common Stock previously issued by the Company are subject to registration rights granted by the Company in connection with the private placement of such securities. Exercise of these registration rights could involve substantial expense to the Company at a time when it could not afford such expenditures and may adversely affect the terms upon which the Company may obtain additional financing. See "DESCRIPTION OF SECURITIES -- Common Stock."


POTENTIAL ADVERSE MARKET IMPACT OF SHARES ELIGIBLE FOR FUTURE SALES; REGISTRATION RIGHTS


    Sales of a substantial number of shares of Common Stock in the public market following the Offering could adversely affect the market price of the Common Stock. Holders of approximately 2,343,440 shares of Common Stock (including the shares issuable upon the exercise of the Outstanding Warrants) are entitled to include, subject to certain limitations, such shares in certain registration statements which the Company may use to register additional shares of Common Stock. In addition, 2,643,440 shares will be eligible for resale, subject to applicable holding periods, in the public market under Rule 144 or Rule 701 under the Securities Act, beginning 90 days after the date of this Prospectus. 1,950,000 shares held by the directors, officers and certain other stockholders of the Company are subject to agreements which restrict their sale for 12 months after the date of this Prospectus without the prior written consent of the Representatives. See "UNDERWRITING." The Company intends to file a registration statement under the Act to register 500,000 shares of Common Stock reserved for issuance under the Incentive Plan. The Company is unable to estimate the number of shares which may actually be sold under Rule 144 or Rule 701 or pursuant to registration rights, since this will depend upon the market price for the Common Stock, the individual circumstances of the sellers and other factors. Any such sales may have an adverse effect on the Company's ability to raise needed capital through an offering of its equity or convertible debt securities and may adversely affect the prevailing market price of the Common Stock. See "DESCRIPTION OF SECURITIES -- Common Stock."


                                       13





POTENTIAL ADVERSE EFFECT OF REDEMPTION OF REDEEMABLE WARRANTS; REQUIREMENT FOR QUALIFICATION OF SHARES AND CURRENT PROSPECTUS TO EXERCISE REDEEMABLE WARRANTS

    The Redeemable Warrants may be redeemed by the Company at any time after thirteen months from the date hereof at a price of $.20 per Warrant upon 30 days' prior written notice, provided that the closing trading price of the Common Stock for the 20 consecutive trading day period ending ten days prior to the giving of notice of redemption, equals or exceeds $9.00 per share. Notice of redemption of the Redeemable Warrants could force the holders to exercise the Redeemable Warrants at a time when it might be disadvantageous for the holders to do so or to sell the Redeemable Warrants at their then current market price when the holders might otherwise wish to hold the Warrants for possible appreciation. Alternatively, the holders may accept the redemption price, which is likely to be substantially less than the market value of the Redeemable Warrants at the time of redemption. Any holders who do not exercise their Redeemable Warrants prior to their redemption, will forfeit the right to purchase the shares of Common Stock underlying the Redeemable Warrants. Holders of the Redeemable Warrants will have the right to exercise them to purchase shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the state or states in which the holder resides. Although the Company intends to seek to qualify the shares of Common Stock underlying the Redeemable Warrants for sale in those states in which they are to be offered, no assurance can be given that such qualification will occur. The Redeemable Warrants may be deprived of any value if a current prospectus covering the shares issuable upon the exercise thereof is not filed and kept effective or if such underlying shares are not, or cannot be, qualified in the applicable states. While the Company may legally be permitted to give notice to redeem the Redeemable Warrants at a time when a current prospectus is not available, thereby leaving the Redeemable Warrant holders no opportunity to exercise their Redeemable Warrants prior to redemption, the Company does not intend to redeem the Redeemable Warrants unless a current prospectus is available at the time of redemption. See "DESCRIPTION OF SECURITIES -- Redeemable Warrants."


REPRESENTATIVES' WARRANTS AND ONGOING RELATIONSHIP WITH SCHNEIDER

    In connection with the Offering, the Company will sell to the Representatives the Representatives' Warrants to purchase up to 100,000 shares of Common Stock and 100,000 Redeemable Warrants for a nominal amount. The Representatives' Warrants will be exercisable commencing on the date that is one year from the effective date of this Prospectus and will continue to be exercisable up to the date that is five years from the date hereof at an exercise price equaling 160% of the public offering price of the Common Stock and the Redeemable Warrants, respectively. During the term of the Representatives' Warrants, the holders thereof will be given the opportunity to profit from a rise in the market price of the Common Stock or Redeemable Warrants with a resulting dilution in the interest of the Company's other stockholders. The terms on which the Company could obtain additional capital during the life of the Representatives' Warrants may be adversely affected because the holders of the Representatives' Warrants might be expected to exercise them if the Company were able to obtain any needed additional capital in a new offering of securities at a price greater than the exercise price of the Representatives' Warrants. The Company has also entered into a consulting agreement with Schneider under which Schneider will provide certain financial consulting services to the Company for a period of 36 months at a total cost of $108,000, all of which will be prepaid upon completion of the Offering. See "DESCRIPTION OF SECURITIES -- Representatives' Warrants."

    Upon the exercise of the Redeemable Warrants more than one year after the date of this Prospectus, and to the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc., and the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission"), the Company has agreed to pay the Representatives a commission equal to five percent of the exercise price of the Redeemable Warrants. However, no compensation will be paid to the Representatives in connection with the exercise of the Redeemable Warrants if (a) the market price of the underlying shares of Common Stock is lower than the exercise price, (b) the Redeemable Warrants are exercised in an unsolicited transaction, or (c) the Redeemable Warrants


                                       14







subject to the Representatives' Warrant are exercised. In addition, in connection with any solicitation by the Representatives after the date of this Prospectus of Redeemable Warrant exercises, unless granted an exemption by the Commission from Regulation M promulgated under the Exchange Act, the Representatives and any other soliciting broker-dealer will be prohibited from engaging in any market making activities with respect to the Company's securities for the period commencing either one or five business days prior to any solicitation of the exercise of Redeemable Warrants until the later of (i) the termination of such solicitation activity or (ii) the termination (by waiver or otherwise) of any right which the Representatives or any other soliciting broker-dealer may have to receive a fee for the exercise of Redeemable Warrants following such solicitation. As a result, the Representatives or any other soliciting broker-dealer may be unable to provide a market for the Company's securities, should it desire to do so, during certain periods while the Redeemable Warrants are exercisable. See "UNDERWRITING."


NO PRIOR MARKET FOR COMMON STOCK AND THE REDEEMABLE WARRANTS

    Prior to the Offering, there has been no public market for the Common Stock or the Redeemable Warrants, and there can be no assurance that an active trading market will develop or be sustained after the Offering or that investors will be able to sell the Common Stock or the Redeemable Warrants should they desire to do so. The initial public offering price was determined by negotiations between the Company and the Representatives and may bear no relationship to the price at which the Common Stock or the Redeemable Warrants will trade upon completion of the Offering. See "UNDERWRITING."

VOLATILITY OF STOCK PRICE

    The market price of the Common Stock and the Redeemable Warrants is likely to be highly volatile and could be subject to wide fluctuations in response to factors concerning the Company or its competitors such as announcements of the results of clinical trials, developments with respect to patents or proprietary rights, announcements of technological innovations, new products or new contracts, actual or anticipated variations in operating results due to a number of factors including, among others, the level of development expenses, changes in financial estimates by securities analysts, conditions and trends in the pharmaceutical and other industries, adoption of new accounting standards affecting the industry, general market conditions and other factors. The
Company's operating results may also be below the expectations of market analysts and investors, which would likely have a material adverse effect on the prevailing market price of the Common Stock or the Redeemable Warrants.

    Further,   the  stock  market  has  experienced  extreme  price  and  volume fluctuations that have particularly affected the market prices of equity securities of many pharmaceutical companies. These price fluctuations often have been unrelated or disproportionate to the operating performance of such companies. Market fluctuations, as well as general economic, political and market conditions such as recessions or international currency fluctuations, may adversely affect the market price of the Common Stock or the Redeemable Warrants. In the past, following periods of volatility in the market price of the securities of companies in the pharmaceutical industry, securities class action litigation has often been instituted against those companies. Such litigation, if instituted against the Company, could result in substantial costs and a diversion of management attention and resources, which would have a material adverse effect on the Company. The realization of any of the risks described in these "RISK FACTORS" could have a dramatic and adverse impact on the market price of the Common Stock or the Redeemable Warrants.

IMMEDIATE AND SUBSTANTIAL DILUTION -- POTENTIALLY 80%

    Purchasers of the Common Stock in the Offering will suffer immediate and substantial dilution of $3.90 per share in the net tangible book value of the Common Stock from the initial public offering price. To the extent that outstanding options and warrants to purchase the Company's Common Stock are exercised, there will be further dilution. See "DILUTION."

                                       15






NO DIVIDENDS

    The Company has never declared or paid any cash dividends on its capital stock. The Company currently does not intend to pay any cash dividends in the foreseeable future and intends to retain its earnings, if any, for the operation of its business. See "DIVIDEND POLICY."

ARBITRARY DETERMINATION OF OFFERING PRICE

    The offering price of the shares of Common Stock and Redeemable Warrants will be determined through negotiations between the Company and the Representatives. Among the factors to be considered in determining the price are prevailing market conditions, the general economic environment, estimates of the prospects of the Company, the background and capital contributions of management and current conditions in the securities market and the Company's industry. There is, however, no relationship between the offering price of the shares of Common Stock and Redeemable Warrants and the Company's assets, book value, historical earnings or any other objective criteria of value. See "UNDERWRITING."

ANTI-TAKEOVER EFFECTS OF CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW


    The Company's Certificate of Incorporation authorizes the Company's Board of Directors (the "Board") to issue shares of undesignated preferred stock without stockholder approval on such terms as the Board may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any such preferred stock that may be issued in the future. Moreover, the issuance of preferred stock may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, a majority of the voting stock of the Company, which could make more difficult a merger or tender offer involving the Company, even if such events could be beneficial to the interest of the stockholders. The Board's ability to issue preferred stock could limit the price that certain investors might be willing to pay in the future for the Common Stock. See "DESCRIPTION OF SECURITIES -- Preferred Stock" and "-- Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions."


LIMITATION ON OFFICERS' AND DIRECTORS' LIABILITIES UNDER DELAWARE LAW

    Pursuant to the Company's Certificate of Incorporation, as authorized under applicable Delaware law, directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit. The Company's Certificate of Incorporation provides that the Company must indemnify its officers and directors to the fullest extent permitted by Delaware law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors of the Company. Upon completion of the Offering, the Company also intends to enter into indemnification agreements with its directors which will require the Company to provide certain additional indemnification and contribution to its directors, subject to certain limitations. See "MANAGEMENT -- Limitation on Officers' and Directors' Liabilities."

MAINTENANCE REQUIREMENTS FOR NASDAQ SMALLCAP SECURITIES

    It is anticipated that the Common Stock and the Redeemable Warrants will be approved for listing on the Nasdaq SmallCap Market. An issuer seeking continued inclusion of its securities on the SmallCap Market is required to meet certain criteria including (i) total assets of at least $2,000,000; (ii) capital and surplus of at least $1,000,000; and (iii) a minimum bid price of $1.00 per share unless the market value of its public float is at least $1,000,000 and it has at least $2,000,000 in capital and surplus. Upon completion of the Offering, the Company anticipates that it will satisfy the criteria for continued inclusion of its securities on the Nasdaq SmallCap Market. However, there can be no assurance that the Company will continue to satisfy such criteria and for how long. See "PROSPECTUS SUMMARY -- Summary Financial Information" and "CAPITALIZATION." The Nasdaq SmallCap Market has recently proposed changes to its listing requirements. If the Company became

                                       16






unable to meet such criteria of the SmallCap Market and was suspended therefrom, the Company's securities could be subject to a rule that imposes additional sales practice requirements on certain broker/dealers who sell such securities to persons other than established customers and accredited investors. Consequently, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Securities.

REQUIRED DISCLOSURE CONCERNING TRADING OF PENNY STOCKS OR LOW-PRICED SECURITIES


    The Commission has adopted regulations that define a "penny stock" to be any equity security that has a market price (as defined therein) of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker of the penny stock, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


    While many securities listed on the Nasdaq SmallCap Market would be covered by the definition of penny stock, transactions in such a security would be exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor, and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a SmallCap security directly with a Nasdaq market-maker for such securities would be subject only to the sole market-maker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative. Finally, all SmallCap securities would be exempt if The Nasdaq Stock Market, Inc., the operator of the Nasdaq SmallCap Market, raised its requirements for continued listing so that any issuer with less than $2,000,000 in net tangible assets or stockholders' equity would be subject to delisting. These criteria are more stringent than the current maintenance requirements. Consequently, these rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers to sell the Company's securities in the secondary market.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Statements herein regarding the time period during which the proceeds from the Offering will fund the Company's operations and the dates on which the Company anticipates commencing clinical trials with respect to Thiovir constitute forward-looking statements under the federal securities laws. Such statements are subject to certain risks and uncertainties that could cause the rate at which the Company incurs expenses and the actual timing of clinical trials to differ materially from those projected. With respect to such dates, the Company's management team has made certain assumptions regarding, among other things, the successful and timely completion of preclinical tests, the approval of an Investigational New Drug Exemption Application ("IND") for Thiovir by the FDA, the availability of adequate clinical supplies, the absence of delays in patient enrollment, the availability of the capital resources necessary to complete the preclinical tests and conduct the clinical trials, the nature, scope, and number of the preclinical tests and clinical trials required for FDA approval and the cost of completing these tests and trials. The Company's ability to proceed with its drug development program in accordance with the dates anticipated is subject to certain risks, as discussed under the caption "RISK FACTORS" contained herein, and the Company's ability to estimate the time period for which the proceeds of the Offering will fund the Company's operations is subject to substantial uncertainty due to the factors outlined under the caption "USE OF PROCEEDS" contained herein. Undue reliance should not be placed on the dates and time periods referenced herein. These estimates are based on the current expectations of the Company's management team, which may change in the future due to a large number of potential events, including unanticipated future developments.

                                       17






                                 USE OF PROCEEDS


    The net proceeds to the Company from the sale of the Securities offered hereby are estimated to be approximately $4,140,000 (approximately $4,805,550 if the Underwriters' over-allotment option is exercised in full), after deducting $510,000 for underwriting discounts (approximately $586,500 if the Underwriters' over-allotment option is exercised in full) and approximately $450,000 for other estimated offering expenses (approximately $472,950 if the Underwriters' over-allotment option is exercised in full), including the Representatives' non-accountable expense allowance and the consulting fee payable to the Representatives, and assuming no exercise of the Redeemable Warrants offered hereby.


    The Company intends to use the net proceeds from the Offering, including any interest thereon, to finance research and development activities with respect to Thiovir, primarily for preclinical tests and clinical trials designed to satisfy FDA standards for safety and efficacy, and to provide working capital. Due to the nature of the drug development and approval process, the Company is unable to accurately indicate the exact amount of proceeds allocable to each of the Company's activities. The amounts actually expended for each activity may vary significantly depending upon numerous factors, including the progress of development activities, the scope and results of preclinical testing and clinical trials, the cost, timing and outcome of regulatory agency reviews, administrative and legal expenses, costs of developing a patent position, the acquisition of technology that may enhance and/or be compatible with the Company's then existing technology, the establishment of relationships with consultants and with third parties for manufacturing and sales and marketing functions, and on other factors. Commencing in 1998, the Company will also be required to make minimum royalty payments in accordance with the license agreement under which it licenses rights to the drug Thiovir, in the following amounts: $12,500 in 1998, $25,000 in 1999, $50,000 in 2000 and $125,000 per year thereafter.

    Notwithstanding the foregoing, however, the information below constitutes the Company's best estimate as to the use of the proceeds generated from the
Offering:


                          ACTIVITY                             % OF PROCEEDS
                          ---------                            --------------
Testing and Clinical Trials ..................................          50
CROs and Consultants .........................................          20
General Working Capital ......................................          30

    Any  net  proceeds   received   from  the  exercise  of  the   Underwriters'
over-allotment option will be used to supplement general working capital.

    The Company believes that the estimated net proceeds of the Offering, together with its existing cash and short-term investments, will be adequate to satisfy its anticipated capital requirements at least through December 31, 1998. See "RISK FACTORS -- Future Capital Needs; Uncertainty of Additional Funding" and "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS." Pending such uses, the Company intends to invest proceeds primarily in short-term, investment grade obligations.

                                 DIVIDEND POLICY

    The Company has not declared or paid any dividends on its capital stock. The Company currently intends to retain all future earnings, if any, to finance growth and development of its business and, therefore, does not expect to declare or pay any cash dividends in the foreseeable future. The declaration of dividends is within the discretion of the Company's Board. See "RISK FACTORS -- No Dividends."

                                       18






                                    DILUTION

    At February 28, 1997, the net tangible book value of the Company was $220,814, or approximately $.08 per share. "Net tangible book value" per share of Common Stock represents the amount of the Company's total tangible assets, less the amount of its total liabilities, divided by the number of shares of Common Stock outstanding. Dilution represents the difference between the amount per share of Common Stock paid by the new investors purchasing in the Offering and the pro forma net tangible book value per share of Common Stock after the Offering. After giving effect to the sale by the Company of the 1,000,000 shares of Common Stock offered hereby at $5.10(1) per share and the payment of the estimated expenses related to the Offering of $450,000, the pro forma net tangible book value of the Company at February, 28 1997 would have been $4,360,214, or $1.20 per share of Common Stock. This represents an immediate increase in net tangible book value of $1.12 per share of Common Stock to existing stockholders and an immediate dilution of $3.90 per share of Common Stock to new investors purchasing Common Stock in the Offering, as illustrated in the following table:


     Price per share in the Offering(1)                                                $   5.10
        Net tangible book value per share before the  Offering              .08
        Increase per share attributable to new investors                   1.12
                                                                       ----------
     Pro forma net tangible book value per share after the Offering                        1.20
                                                                                        -------
     Dilution to new investors                                                         $   3.90
                                                                                     ==========

----------
(1) Includes the purchase price of $.10 per Redeemable Warrant.

    In the event that the Underwriters exercise the over-allotment option in full, the pro forma net tangible book value per share of Common Stock after the Offering (less underwriting commissions and discounts and estimated expenses of the Offering) would be approximately $1.33 per share, representing an immediate increase in net tangible book value of approximately $1.25 per share to current stockholders and an immediate dilution of approximately $3.77 per share to new investors.

    The following table sets forth (i) the number of shares of Common Stock purchased from the Company by the existing stockholders and the total consideration paid and the average price per share paid for such shares by the existing stockholders and (ii) the number of shares of Common Stock to be sold by the Company in the Offering, the total consideration to be paid and the average price per share:



                              SHARES PURCHASED            TOTAL CONSIDERATION
                              ---------------              ----------------        AVERAGE PRICE
                            NUMBER       PERCENTAGE      AMOUNT      PERCENTAGE      PER SHARE
                          ----------     ----------     --------    ------------     ----------
New Investors             1,000,000         27.4%      $5,000,000(2)     80.5%         $5.00
Existing Stockholders     2,643,440         72.6%      $1,210,654        19.5%         $0.46(3)(4)
                         ------------   -----------   -----------    -----------
Total                     3,643,440        100.0%      $6,210,654       100.0%
                         ============   ===========   ===========    ===========

---------------
(2) Prior to the deduction of expenses relating to the Offering.
(3) Excludes $1,519,050, representing the excess of the fair value of 950,000 shares issued (in August 1996) over cash received of $950, recorded as research and development expense. See Note 5 of Notes to the Financial Statements hereto.
(4) Includes 1,950,000 shares of Common Stock previously sold for an average of $.05 per share and 693,440 shares of Common Stock previously sold for $1.60 per share.

    The foregoing table excludes shares of Common Stock issuable pursuant to the exercise of the Outstanding Warrants, none of which are currently exercisable. As of April 24, 1997, warrants to purchase an aggregate of 700,000 shares of Common Stock at a price of $10.00 per share were outstanding. None of these warrants are currently exercisable. The table also excludes shares of Common Stock issuable upon the exercise of up to 500,000 stock options which may be issued under the Company's Incentive Plan. As of April 24, 1997, the Company had issued options to purchase an aggregate of 10,000 shares of Common Stock pursuant to the Incentive Plan and had made commitments to three outside directors and two officers to issue options to purchase an aggregate of 230,000 shares of Common Stock at exercise prices to be determined, but in any case not less than $5.00 per share. See "MANAGEMENT -- Executive Compensation and Other Information."

                                       19






                                 CAPITALIZATION

    The following table sets forth the actual capitalization of the Company at February 28, 1997, and the capitalization of the Company as adjusted to reflect the sale by the Company of the Securities offered hereby and the initial application of the estimated proceeds thereof. See "USE OF PROCEEDS." This table should be read in conjunction with the Company's Financial Statements and the Notes thereto included elsewhere herein.


                                                                  FEBRUARY 28, 1997
                                                                 -------------------
                                                                ACTUAL       AS ADJUSTED
                                                             ------------    -----------
Stockholders' equity:

  Preferred stock -- $0.01 par value; 1,000,000 shares
   authorized, actual and as adjusted -- 0 shares issued
   and outstanding                                           $         --   $         --

  Common Stock -- $0.01 par value; 25,000,000 shares
   authorized, actual shares issued and outstanding
   2,643,440 and as adjusted 3,643,440                             26,434         36,434

  Additional paid-in capital                                    2,644,743      6,774,743

  Deficit accumulated during the development stage             (2,227,784)    (2,227,784)
                                                             ------------    -----------
     Total stockholders' equity                                   443,393      4,583,393
                                                             ------------    -----------
Total capitalization                                        $     443,393   $  4,583,393
                                                            =============   ============


                                       20






                             SELECTED FINANCIAL DATA

    The following selected financial data of the Company as of and for the period ended November 30, 1996 are derived from the financial statements that have been audited by McGladrey & Pullen, LLP, independent auditors. The Company's financial statements for the three months and the cumulative period ended February 28, 1997 are unaudited. However, in the opinion of the Company, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation have been made. Interim results are not indicative of the results to be expected for a full fiscal year. These data should be read in conjunction with the Company's Financial Statements and the Notes thereto included elsewhere in this Prospectus and Management's Discussion and Analysis of Financial Condition and Results of Operations which follow.

STATEMENT OF ACTIVITIES DATA:


                                            PERIOD FROM JULY 5, 1996,        THREE MONTHS       PERIOD FROM JULY 5, 1996,
                                              DATE OF INCEPTION, TO             ENDED             DATE OF INCEPTION, TO
                                                NOVEMBER 30, 1996         FEBRUARY 28, 1997         FEBRUARY 28, 1997
                                                ------------------      ---------------------     ---------------------
Revenue:
   Interest income                                 $     1,858                $    2,475               $     4,333
                                                    ----------                 ---------                 ---------
Costs and Expense:
   Research and development                          2,058,980                    73,249                 2,132,229
   General and administrative                           33,568                    66,320                    99,888
                                                    ---------                 ---------                 ---------
                                                     2,092,548                   139,569                 2,232,117
                                                    ---------                 ---------                 ---------
Net loss                                            (2,090,690)                 (137,094)               (2,227,784)
                                                   =============              ============             ===========
Net loss per common share(1)                       $      (.81)               $     (.05)              $      (.86)
                                                   =============              ============             ===========
Shares used in computing net loss per common
  share(1)                                           2,593,440                 2,593,996                 2,593,668
                                                   =============              ============             =============

BALANCE SHEET DATA:


                                                                NOVEMBER 30, 1996      FEBRUARY 28, 1997
                                                                -----------------      -----------------
Cash and cash equivalents                                           $   495,421           $   213,029
Working capital                                                         503,621               431,362
Total assets                                                            532,005               502,625
Deficit accumulated during the development stage                     (2,090,690)           (2,227,784)
Total stockholders' equity                                              510,487               443,393

------------
(1) See notes 1 and 4 of Notes to Financial Statements for information concerning the computation of net loss per common share and shares used in computing net loss per common share.


                                       21





                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following should be read in conjunction with "SELECTED FINANCIAL DATA" and the Company's Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

    The Company is a development stage pharmaceutical company engaged in the development of a single new antiviral drug candidate called Thiovir. The Company was incorporated in 1988 but remained a "shell" corporation, i.e. without assets or liabilities, until July 1996, when it commenced the acquisition of a license of certain proprietary rights to, and the development of, Thiovir.

    The Company is a development stage company, has not derived any revenues from the sale of products and has relied upon private equity financing for its capital. As of February 28, 1997, the Company's accumulated deficit was $2,227,784.

    The Company has no operating history upon which an evaluation of the Company and its prospects can be based. The risks, expenses and difficulties encountered by companies at an early stage of development must be considered when evaluating the Company's prospects. There are numerous risks inherent in a development stage company which is reliant upon the development of a single pharmaceutical product, including the uncertainties of research and the outcome of preclinical testing and clinical trials, a lengthy and expensive regulatory approval process, obtaining and defending a satisfactory patent position, and attracting and retaining motivated and qualified personnel. See "RISK FACTORS."

    The operating expenses of the Company cannot be predicted with certainty and will depend on several factors, primarily the level of drug development expenses. Development expenses will depend on the progress and results of the Company's development, preclinical tests and clinical trials of Thiovir, which cannot be predicted. Management may be able to control the timing of development expenses in part by accelerating or decelerating preclinical testing and clinical trial activities, although attainment of the Company's business objectives may necessitate pursuit of these activities on an accelerated basis.

RESULTS OF ACTIVITIES

PERIOD FROM INCORPORATION TO JULY 5, 1996, DATE OF INCEPTION

    For the period from incorporation (1988) through July 5, 1996, the Company was inactive, had no capital funds, received no revenues and incurred no expenses.

PERIOD FROM JULY 5, 1996, DATE OF INCEPTION, TO NOVEMBER 30, 1996

    The Company had interest income of $1,858 in the period ended November 30, 1996.

    In August 1996, the Company purchased an option to acquire a license of certain rights to the drug Thiovir. For the option, the Company paid $100,000 in cash and issued to the grantor of the option 200,000 shares of Common Stock and warrants to purchase an additional 200,000 shares of Common Stock. The recipients of the shares of Common Stock and the warrants paid the Company a total of $200 for these securities. Also in 1996, the Company issued an additional 750,000 shares of Common Stock to Charles E. McKenna, Ph.D. (320,000 shares), Mary Anthony Gray (110,000 shares) and Thomas D. Wolfe (320,000 shares), for aggregate cash consideration of $750. Management estimated the fair value of the 950,000 shares at $1.60 per share for a total of $1,520,000, based upon the offering price of the Company's Common Stock in a private placement offering commenced on August 20, 1996. In September 1996, the Company exercised its option to acquire the license of rights to Thiovir and paid an additional $440,000 in cash therefor. The Company charged the difference between the estimated aggregate value and the aggregate cash purchase price of the 950,000 shares, or $1,519,050, and the cash consideration paid of approximately $540,000 for the licensing rights, as research and development expense. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."



                                       22




    General and administrative expenses totaled $33,568, primarily consisting of compensation, travel and office expense.

    The Company incurred a net loss of $2,090,690 for the period ended November 30, 1996.

 THREE MONTHS ENDED FEBRUARY 28, 1997

    The Company had interest income of $2,475 in the quarter ended February 28, 1997.

    Research and development expense for the quarter was $73,249, reflecting a research grant to USC pursuant to a new research agreement which continues until at least September 30, 1997. See "BUSINESS -- Research Agreement with USC."

    General and administrative expenses for the quarter were $66,320, the largest components of which were personnel compensation of $17,538 and legal and consulting expenses of $21,800. The level of general and administrative expenses for the quarter was higher than prior periods because of increased administrative and management activity in the planning and preparation for additional tests and clinical trials for Thiovir.

    The Company incurred a net loss of $137,094 for the quarter ended February 28, 1997, resulting in an accumulated deficit of $2,227,784 during this development stage of the Company.

    LIQUIDITY AND CAPITAL RESOURCES

    The Company has financed its activities since July 5, 1996 primarily from the net proceeds of private placements of Common Stock. As of February 28, 1997, the Company had received aggregate cash proceeds of $1,210,654. In July 1996, three stockholders of the Company contributed a total of $100,200 to the equity capital of the Company. In October 1996, the Company paid cash of $539,930 and, in August 1996, issued shares of its Common Stock with a value, net of cash consideration received for the shares, of $1,519,050 in consideration for a license of certain rights to Thiovir. In October 1996, the Company completed a private placement of 665,000 shares at $1.60 per share for net proceeds of $1,015,473, of which $34,496 was receivable at November 30, 1996 and paid in the quarter ended February 28, 1997. An additional $45,504 was received in the quarter ended February 28, 1997 from the sale of shares of Common Stock to a single investor at $1.60 per share. At February 28, 1997, the Company's liquidity consisted of total cash and cash equivalents of $213,029.

    The Company expects that its capital requirements will increase substantially in future periods as the Company funds its drug development program. The Company's future capital requirements will depend on many factors, including the progress of the Company's drug development program, the scope and results of preclinical testing and clinical trials, the cost, timing and outcome of regulatory reviews, costs of patent prosecution, administrative and legal expenses, the establishment of capacity for sales and marketing functions, the establishment of relationships with third parties for manufacturing and sales and marketing functions, and other factors. Commencing in 1998, the Company will also be required to make minimum royalty payments in accordance with the license agreement under which it licenses rights to the drug Thiovir in the following amounts: $12,500 in 1998, $25,000 in 1999, $50,000 in 2000 and $125,000 per year thereafter.

    The Company believes that the net proceeds of the Offering together with its existing cash and short-term investments will be adequate to satisfy its anticipated capital requirements through at least December 31, 1998. The Company expects that it may be required to raise substantial additional funds through equity or debt financings, collaborative arrangements with corporate partners or from other sources. There can be no assurance that additional funding will be available on favorable terms from any of these sources or at all. See "RISK FACTORS -- Future Capital Needs; Uncertainty of Additional Funding" and "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS."

    For a discussion of the Company's plan of operation, see "USE OF PROCEEDS."



                                       23




                                    BUSINESS

OVERVIEW

    The Company is a development stage pharmaceutical company engaged in the development of thiophosphonoformic acid ("TPFA"), an anti-viral compound, for which the Company has adopted the trade name "Thiovir(tm)." The initial focus of the Company's development activities will be to demonstrate the safety and efficacy of Thiovir for treatment of patients infected with HIV and patients showing active infection of CMV, which causes blindness and other conditions. CMV is a common opportunistic infection among AIDS patients. The Company believes that Thiovir, if successfully developed and approved for sale, would constitute a candidate for inclusion in combination drug therapy for HIV/AIDS treatment and would provide several benefits over existing treatments for CMV, particularly its potential ability to replace more toxic intravenous treatment with a less toxic oral treatment. The only development work on Thiovir to date has been limited to laboratory and animal studies conducted by USC, which has licensed to the Company its proprietary rights to Thiovir, and by other academic and/or research organizations which have no affiliation with the Company. Therefore, Thiovir is in an early stage of development.

    In the United States, the use and sale of Thiovir is subject to the rules and regulations of the FDA, and obtaining the necessary FDA approval will require substantial preclinical tests and clinical trials. The Company expects to commence clinical trials for Thiovir in 1997. The Company believes that Thiovir may meet the criteria established by the FDA for accelerated approval. As a result, the Company may be able to commercialize Thiovir in a shorter time period than has historically been applicable for a drug that does not meet the criteria for accelerated approval. See "BUSINESS -- Government Regulation."

    Initially, the Company intends to maintain a limited corporate infrastructure devoted almost exclusively to the development and commercialization of Thiovir. Accordingly, the Company will engage CROs to conduct preclinical tests and clinical trials on Thiovir. The Company will also contract with other companies to manufacture the drug. The Company intends to rely upon part-time consultants and CROs to provide expertise in designing appropriate tests and trials and in seeking FDA and other government approval. Furthermore, the Company does not believe that it will be necessary to develop an extensive sales and marketing force to promote the sale of Thiovir in the United States, if and when it may be sold, since the market for HIV/AIDS and CMV therapies is concentrated among a relatively small number of care providers.

    In August 1996, the Company acquired an exclusive worldwide license to proprietary rights to Thiovir held by USC from a limited partnership which funded the research and development of Thiovir. The Company has generated no revenues from the sale of products and, as of February 28, 1997, has an accumulated deficit of $2,227,784. There can be no assurance that the Company will ever achieve profitable operations.

    The Company's executive offices are located at 10940 Wilshire Boulevard, Suite 1600, Los Angeles, California, pursuant to a short-term lease. The Company expects to relocate its offices, most likely in the Southern California region, as it hires additional employees to staff increased operational activity. The Company is a Delaware corporation and is the successor by merger to a Missouri corporation which was originally formed in 1988, but remained a "shell" corporation with no operations, assets or liabilities until its acquisition of license rights to TPFA.

TARGETED INDICATIONS FOR THIOVIR

    HIV/AIDS. HIV is the viral infection which causes AIDS. HIV replicates in the body, resulting in an increasing amount of the virus referred to as an increase in the "viral load." AIDS occurs when the HIV viral load reaches a sufficiently high level to significantly compromise the immune system and/or when certain opportunistic infections (such as CMV) occur. The treatment of AIDS has increasingly focused on inhibiting two enzymes, known as "protease" and "reverse transcriptase"


                                       24






("RT"), the activity of which are necessary to the process of HIV replication. Initially, AIDS was treated with a single drug (referred to as "monotherapy"), such as AZT, which is a nucleoside RT inhibitor. Experience has shown that monotherapy results in the rapid emergence of a mutated form of the virus which is resistant to the drug. More recently, the treatment of HIV/AIDS has focused on the use of combinations of protease and RT inhibitors (referred to as "combination therapy") which has significantly reduced the viral load in many cases.

    The long-term efficacy of the drugs now being used to reduce HIV viral load is an unresolved issue. Resistance to one or more drugs being used in combination drug therapy has been increasingly recognized in some patients due to HIV's ability to mutate. Patient compliance has also been recognized as a problem with combination drug therapy because the treatment regimen is complex and demanding and often results in serious, unwanted side effects. According to published reports, the recently-introduced combination drug therapies have been least effective among patients who had previously been subjected to a regimen of AZT or other nucleoside RT inhibitors. Consequently, the search for new drugs, and for new combinations of drugs for the treatment of HIV/AIDS, continues at an intense level of activity.

    Thiovir is a non-nucleoside RT inhibitor that has inhibited the replication of HIV in laboratory tests. Thiovir is at least partially metabolized into foscarnet in vitro in cells and in dogs and cats. Therefore, the Company believes that Thiovir may likewise be partially converted to the active ingredient in foscarnet in human patients. Although foscarnet has not been widely used to treat HIV/AIDS because of the need for central intravenous administration, it has been recognized to inhibit HIV replication in some human patients. Consequently, the Company believes that the potential exists for Thiovir to be an attractive candidate for inclusion in combination drug therapy for HIV/AIDS for the following reasons:

    * The resistance to combination drug therapies exhibited among patients who had previously undergone therapy with a nucleoside RT inhibitor may not be exhibited when the nucleoside RT inhibitor is replaced with a non-nucleoside RT inhibitor.

    * If Thiovir were to prove effective in treating both HIV/AIDS and CMV, physicians may include Thiovir in a combination drug therapy for its double effect of treating HIV/AIDS and, on a prophylactic basis, CMV.

    CMV. CMV is a virus which resides in most human beings. It is an opportunistic virus that may become active when the human immune system is weakened. Consequently, AIDS patients are at considerable risk of active CMV infection. The primary manifestation of active CMV infection, estimated at 85% of all manifestations, is in the retina of the eye (CMV retinitis). Other CMV manifestations include gastrointestinal infection (symptoms include ulcers and chronic diarrhea) and neurologic infection (encephalitis and other complications). If untreated, CMV retinitis causes blindness. Treatment controls but does not eliminate CMV, so ongoing therapy is generally necessary.

    Until recently, physicians typically treated CMV retinitis with two drugs, foscarnet and ganciclovir. In June 1996, the FDA approved a third drug, cidofovir, for treatment of CMV retinitis. The Company is aware of several other drugs which are under development for the treatment of CMV retinitis. Foscarnet, which exhibits renal toxicity, is generally administered intravenously on a daily basis by means of a surgically- implanted central intravenous line because it is not absorbed by the intestine. This precludes oral administration. Central intravenous drug therapy is substantially more burdensome and costly than oral drug therapy. Ganciclovir is available in oral and intravenous forms and is also administered by a device surgically implanted in the eye for sustained release. Oral administration, however, is typically used only after an induction period of central intravenous administration. The use of an eye implant alone, without simultaneous systemic therapy, often results in the development of CMV retinitis in the other eye and/or manifestations of active CMV infection in the internal organs. CMV has developed resistance to ganciclovir in some patients. In addition, ganciclovir has exhibited bone marrow toxicity in some cases, as does the often-used HIV/AIDS drug AZT. Consequently, simultaneous use of ganciclovir and AZT has been reported to cause profound bone marrow suppression, resulting in the inability to fight infection. Patients who use ganciclovir may require administration of immune cell enhancement drugs in order to counteract the adverse effects of ganciclovir. Cidofovir is administered intravenously and, like foscarnet (and Thiovir), exhibits renal toxicity.



                                       25





    There is substantial ongoing research into and clinical trials of new treatment methods using existing drugs, including intravitreal injection and administration of various combinations of these drugs. The Company is also aware of several other drugs which are under development for the treatment of CMV retinitis.

    The Company believes that, with the exception of oral ganciclovir, none of the drugs described above are currently administered prophylactically prior to manifestation of CMV retinitis.

    The molecular structure of Thiovir is identical to that of foscarnet except that a single oxygen atom in foscarnet is replaced with a sulfur atom in
Thiovir. To date, laboratory in vitro tests conducted by independent laboratories on human cell cultures indicate that at certain concentrations Thiovir is similar to foscarnet in inhibiting CMV replication. The potential exists, therefore, that the application of Thiovir will result in a "double hit," i.e., the portion of Thiovir that transforms to foscarnet and the portion that retains its original chemical structure would both be present in the body to control the CMV virus.

    The Company believes that the potential exists for the following benefits to the use of Thiovir in the treatment of CMV:

    * Thiovir may be administered orally. Initial animal studies suggest that Thiovir will demonstrate sufficient oral availability to humans. Oral dosage is substantially less intrusive and burdensome than intravenous administration.

    * While Thiovir exhibits some renal toxicity, preliminary animal studies suggest that Thiovir may involve a lesser degree of adverse, toxic consequences than other drugs currently being used.

    * Use of Thiovir may be significantly less costly than alternative drugs for many patients because it avoids intravenous administration and the use of immune cell enhancement drugs would not be required.

    THE DEVELOPMENT OF THIOVIR IS IN AN EARLY STAGE. TO DATE, ONLY LIMITED LABORATORY AND ANIMAL STUDIES HAVE BEEN CONDUCTED ON THIOVIR. FURTHER TESTS, INCLUDING HUMAN CLINICAL TRIALS, WILL BE NECESSARY TO DEMONSTRATE THE ORAL BIO-AVAILABILITY, THE EFFICACY AND THE TOXICITY AND OTHER SAFETY ATTRIBUTES OF THE USE OF THIOVIR FOR THE TREATMENT OF HIV/AIDS AND CMV. THERE CAN BE NO ASSURANCE THAT SUCH TESTS WILL ESTABLISH THAT USE OF THIOVIR WILL RESULT IN THESE BENEFITS. SEE "RISK FACTORS -- UNCERTAINTY OF PRODUCT DEVELOPMENT" AND " -- UNCERTAINTIES RELATED TO CLINICAL TRIALS."

RESEARCH AND DEVELOPMENT STATUS AND ACTIVITIES

    Research and development with respect to Thiovir has been performed to date primarily at USC under the direction of Professor Charles E. McKenna. See "MANAGEMENT -- Executive Officers, Directors and Key Consultants" and "PRINCIPAL STOCKHOLDERS." In 1994, PerArdua Investors, L.P., a California limited partnership (the "Limited Partnership"), was formed to fund the development of Thiovir through research grants extended to USC. The Limited Partnership obtained certain rights to obtain an exclusive license of the patents and other intellectual property rights relating to Thiovir developed at USC. The Company acquired such rights in August 1996. See "BUSINESS -- Relationship with USC" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

    In vitro studies conducted at USC have demonstated the ability of Thiovir to inhibit replication of HIV and CMV and indicated preliminarily that Thiovir may have favorable oral bio-availability as compared to CMV drugs currently in use. An effective and relatively simple method of synthesizing Thiovir was also developed at USC. The proprietary rights of which the Company is the exclusive licensee include a United States patent for the use of Thiovir for the treatment of HIV, a U.S. patent on a method of synthesis of Thiovir, a pending patent application, and certain other patent rights. See "BUSINESS -- Patents."

    The Company plans to continue the research and development of Thiovir with a view to obtaining FDA and other government approval for its sale and use in the treatment of HIV/AIDS and active CMV infection and to investigate additional potential therapeutic uses.

    The Company is currently developing standard operating procedures for the production of Thiovir pursuant to GMPs which will meet FDA requirements, and is designing and planning laboratory and animal



                                       26







studies intended to satisfy Phase I requirements of the FDA approval process. Those studies, similar in some cases to the studies already conducted, will have the objective of establishing the chemical stability of the product and its toxicity and tolerance properties. Mutagenicity, immunogenicity and teratogenicity studies may also be performed if deemed necessary. The Company expects the completion of these studies and the Phase I process to take one year or longer. The production of Thiovir under GMP standards and the conduct of the Phase I studies will be performed on behalf of the Company by CROs who have not as yet been identified by the Company. The results of the studies performed during the Phase I process will be submitted to the FDA as part of an IND, which must be evaluated and found acceptable by the FDA before human clinical trials may commence. See "BUSINESS -- Government Regulation."


RESEARCH AGREEMENT WITH USC

    The Company has recently entered into a new research agreement (the "Research Agreement") with USC with respect to Thiovir. The primary objectives of the research to be conducted by USC include the following:

    * to acquire initial in vitro data relating to the potential use of Thiovir with other HIV and/or CMV inhibitor drugs as part of a combination therapy;

    * to conduct additional research into other potential applications of Thiovir; and

    * to transfer to the Company technology related to Thiovir and to continue patent filings related to Thiovir.

    The research at USC will be conducted under the direction of Professor McKenna and will continue until at least September 30, 1997. The research is being funded by a grant of approximately $176,000 which has already been paid by the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

POTENTIAL MARKET FOR THIOVIR

    Market Size. The World Health Organization estimated at the end of 1996 that there were more than 22 million people infected with HIV worldwide, of whom more than eight million had developed AIDS. The United States Centers for Disease Control and Prevention has disclosed that through December 1995 more than 500,000 persons in the United States with AIDS had been reported to it and that approximately 343,000 of them had died. There are no reliable figures on the number of AIDS patients in the United States or in the world with active CMV infection. All HIV/AIDS patients represent the potential market for Thiovir.

    Thiovir, as well as the other known drugs used to treat active CMV infection, will not "cure" CMV; its use would merely suppress viral replication and spread of the virus. Consequently, use of Thiovir would be on-going. Because active CMV infection typically becomes manifest within a patient in the latter stages of AIDS infection, the use of drug therapy to control CMV, at least until recently, was inevitably shortened by the death of the patient. Treatment of AIDS patients using combination drug therapy, however, has recently shown significant clinical benefits including reduced HIV viral load and increased patient longevity. There is insufficient published information to determine the degree to which active CMV infection may have gone into remission in those AIDS patients who have benefited from combination drug therapy. Anecdotal reports indicate that active CMV infection is not significantly affected among those patients.

    The Company is not aware of published data which indicate the extent to which new cases of active CMV infection have been reduced as a result of the recent success of combination drug therapy among HIV patients. The Company believes, however, and anecdotal reports confirm, that to the extent that combination drug therapy, or any other therapy, significantly reduces the viral load of HIV patients, the number of new patients with active CMV infection has been and will be proportionately reduced. Consequently, the demand for CMV drugs may be significantly diminished at the time, if ever, the Company is able to market Thiovir. See "RISK FACTORS -- Uncertainty of Market Demand for Thiovir."



                                       27





    Competition. The segment of the pharmaceutical industry engaged in the treatment of HIV/AIDS and associated viruses such as CMV is highly competitive and rapidly changing. If successfully developed and approved as either an CMV or HIV drug, or for both indications, Thiovir would compete with numerous therapies now in existence and currently in development.

    Regarding CMV, foscarnet is marketed under the name "Foscavir(R)" by Astra Pharmaceuticals, ganciclovir is marketed under the name "Cytovene(R)" by the Syntex Division of Hoffman LaRoche and under the name "Vitrasert(tm)" by Chiron Vision, and cidofovir is marketed under the name "Vistide(R)" by Gilead Sciences. All four companies possess vastly greater organizations, experience and resources than the Company. See "RISK FACTORS -- Intense Competition; Risk of Technological Change." The rights to other drugs known by the Company to be the subject of testing for FDA approval for treatment of CMV retinitis are held by Isis Corporation, Gilead Sciences, Bristol Myers-Squibb and Glaxo- Wellcome. Other drugs that are not known to the Company may be in various stages of development and testing.

    Distributors of HIV/AIDS drugs which have been approved by the FDA include Glaxo-Wellcome, Agouron Pharmaceuticals, Gilead Sciences, Merck, Abbott Laboratories, Hoffman LaRoche, Bristol- Myers Squibb and Boehringer-Ingelheim. These, as well as other companies which can be expected to gain FDA approval for HIV/AIDS drugs, possess vastly greater organizations, experience and financial resources than the Company.

    The competitive factors which the Company expects to encounter when and if it obtains government approval for the sale of Thiovir are primarily the demonstrated efficacy of a product, ease of drug administration, the product's compatibility with other drugs being administered to HIV/AIDS patients, the relative degree of a product's adverse side effects, and the cost of using the drug, which would include associated costs of administration and the cost of drugs that might be taken to ameliorate adverse side effects.

SALES AND MARKETING

    The Company has not yet formulated a specific marketing and sales plan for Thiovir when and if it obtains government approval for Thiovir. Similarly, the Company has no marketing or sales personnel. In the United States, the medical care of a substantial percentage of HIV/AIDS patients is concentrated in a relatively small number of medical facilities located in urban centers and there is an extensive flow of information within the medical community that regularly provides care to HIV/AIDS patients regarding the safety and efficacy of existing and newly-developed therapies. Moreover, HIV/AIDS patients support groups are active and themselves constitute a source of information on drug therapies. The Company intends to provide information to the HIV/AIDS medical community and to support groups on a continuous basis with respect to its progress, if any, in further developing Thiovir. The Company does not expect that a large and costly marketing and advertising program will be necessary to acquaint the marketplace with Thiovir when and if it obtains FDA approval for its sale and use.

MANUFACTURING

    The Company does not have any manufacturing capacity or relationships with third parties and currently plans to seek to establish a relationship with an unrelated third party manufacturer for the manufacture of clinical trial material and, in the event FDA approval is received, the commercial production of Thiovir. There can be no assurance that the Company will be able to establish a relationship with a third party manufacturer on commercially acceptable terms or that a third party manufacturer will be able to manufacture products on a cost-effective basis in commercial quantities under GMPs mandated by the FDA. The Company does believe, however, that the relatively simple chemical structure of Thiovir and the methods of synthesizing Thiovir which have been developed and licensed to the Company will allow an efficient, reliable and cost-effective manufacturing process. Nevertheless, the Company's dependence upon third parties for manufacturing may adversely affect the Company's profit margins and its ability to develop and commercialize Thiovir on a timely and competitive basis. Further, there can be no assurance that manufacturing or quality



                                       28





control problems will not arise in connection with the manufacture of Thiovir or that a third party manufacturer will be able to maintain the necessary government licenses and approvals to continue manufacturing. Any failure to establish a relationship with a third party for its manufacturing requirements on commercially acceptable terms would have a material adverse effect on the Company. See "RISK FACTORS -- Dependence on Third Parties for Development and Manufacturing" and "BUSINESS -- Government Regulations."

GOVERNMENT REGULATION

    The manufacture and sale of Thiovir are subject to government regulations in the United States and in certain foreign countries. In the United States, the Company is subject to the rules and regulations established by the FDA requiring the presentation of data indicating that the Company's products are safe and efficacious and are manufactured in accordance with the FDA's GMP regulations. Safety and effectiveness standards are required in certain other countries. The Company believes that only a limited number of foreign countries have extensive regulatory requirements, specifically the countries comprising the European Union and Japan.

    The steps required to be taken before a new prescription drug may be marketed in the United States include (i) preclinical laboratory and animal tests, (ii) the submission to the FDA of an IND, which must be evaluated and found acceptable by the FDA before human clinical trials may commence, (iii) adequate and well-controlled human clinical trials to establish the safety and effectiveness of the drug, (iv) the submission of an NDA to the FDA and (v) FDA approval of the NDA. Prior to obtaining FDA approval of an NDA, the facilities that will be used to manufacture the drug must undergo a preapproval inspection to ensure compliance with the FDA's GMP regulations.

    Preclinical tests include laboratory evaluation of product chemistry and animal studies to assess the safety and effectiveness of the product and its formulation. The results of the preclinical tests are submitted to the FDA as part of an IND, and unless the FDA objects, the IND will become effective 30 days following its receipt by the FDA. If the FDA has concerns about the proposed clinical trial, it may delay the trial and require modifications to the trial protocol prior to permitting the trial to begin. As a result, there can be no assurance that the FDA will permit a proposed IND to become effective.

    Clinical trials involve the administration of the pharmaceutical product to healthy volunteers or to patients identified as having the condition for which the pharmaceutical is being tested. The pharmaceutical is administered under the supervision of a qualified principal investigator. Clinical trials are conducted in accordance with protocols previously submitted to the FDA as part of the IND that detail the objectives of the trial, the parameters used to monitor safety and the efficacy criteria that are being evaluated. Each clinical trial is conducted under the auspices of an Institutional Review Board ("IRB") at the institution at which the trial is conducted. There IRB considers, among other things ethical factors, the safety of the human subjects and the possible liability risk for the institution.

    Clinical trials are typically conducted in three sequential phases that may overlap. In Phase I, the initial introduction of the pharmaceutical into healthy human volunteers, the emphasis is on testing for safety (adverse effects), dosage tolerance, metabolism, distribution, excretion and clinical pharmacology. Phase II involves trials in a limited patient population to determine the effectiveness of the pharmaceutical for specific targeted indications, to determine dosage tolerance and optimal dosage and to identify possible adverse side effects and safety risks. In serious diseases such as AIDS, patients suffering from the disease rather than healthy volunteers are used in Phase I trials. In addition, Phase I trials may be divided between Phase Ia, in which single doses of the drug are given, and Phase Ib, in which multiple doses are given. In the latter instance, some efficacy data may be obtained if the subjects are patients suffering from the disease rather than healthy volunteers, and these trials are referred to as "Phase Ib/IIa." After a compound has been shown in Phase II trials to have an acceptable safety profile and probable effectiveness, Phase III trials are undertaken to evaluate clinical effectiveness further and to further test for safety within an expanded patient population at multiple clinical study sites. The FDA reviews both the clinical trial plans and the results of the trials at each phase and may discontinue the trials at any time if there are significant safety issues.

    The results of the preclinical tests and clinical trials are submitted to the FDA in the form of an NDA for marketing approval. The testing and approval process is likely to require substantial time and effort and



                                       29






there can be no assurance that any FDA approval will be granted on a timely basis or at all. The approval process is affected by a number of factors, including the severity of the disease, the availability of alternative treatments and the risks and benefits demonstrated in clinical trials. Additional animal studies or clinical trials may be requested during the FDA review process and may delay marketing approval. Upon approval, a drug may be marketed only for the approved indications in the approved dosage forms. Further clinical trials would be necessary to gain approval for the use of the product for any additional indications or dosage forms. The FDA may also require post-market reporting and may require surveillance programs to monitor the side effects of the drug, which may result in withdrawal of approval.

    Many foreign countries also regulate the clinical testing, manufacturing, marketing and use of pharmaceutical products. The requirements relating to the conduct of clinical trials, product approval, manufacturing, marketing, pricing and reimbursement vary widely from country to country. There can be no assurance that the Company or any third parties with which the Company may establish collaborative relationships will be able to attain or maintain compliance with such requirements.

    The FDA has developed several regulatory procedures to accelerate the clinical testing and approval of drugs intended to treat serious or life-threatening illnesses under certain circumstances. For example, in 1988, the FDA issued regulations to expedite the development, evaluation and marketing of drugs for life-threatening and severely debilitating illnesses, especially where no alternative therapy exists (the "1988 Regulations"). These procedures encourage early consultation between the IND sponsors and the FDA in the preclinical testing and clinical trial phases to determine what evidence will be necessary for marketing approval and to assist the sponsors in designing clinical trials. Under this program, the FDA works closely with the IND sponsors to accelerate and condense Phase II clinical trials, which may, in some cases, eliminate the need to conduct Phase III trials or limit the scope of Phase III trials. Under the 1988 Regulations, the FDA may require post-marketing clinical trials (Phase IV trials) to obtain additional information on the drug's risks, benefits and optimal use.

    In 1992, the FDA issued regulations establishing an accelerated NDA approval procedure for certain drugs under Subpart H of the agency's NDA approval regulations ("Subpart H Regulations"). The Subpart H Regulations provide for accelerated NDA approval for new drugs intended to treat serious or life-threatening diseases where the drugs provide a meaningful therapeutic advantage over existing treatment. Under this accelerated approval procedure, the FDA may approve a drug based on evidence from adequate and well-controlled studies of the drug's effect on a surrogate endpoint that reasonably suggest clinical benefits, or on evidence of the drug's effect on a clinical endpoint other than survival or irreversible morbidity. This approval is conditional on the favorable completion of trials to establish and define the degree of clinical benefits to the patient. Such post-marketing clinical trials would usually be underway when the product obtains this accelerated approval. If, after approval, a post-marketing clinical study establishes that the drug does not perform as expected, or if post-marketing restrictions are not adhered to or are not adequate to ensure the safe use of the drug, or other evidence demonstrates that the product is not safe and/or effective under its conditions of use, the FDA may withdraw approval. The Subpart H Regulations can complement the 1988 Regulations for expediting the development, evaluation and marketing of drugs. These two procedures for expediting the clinical evaluation and approval of certain drugs may shorten the drug development process by as much as two to three years.

    The Company believes that Thiovir may be a candidate for accelerated development and/or approval under the 1988 Regulations and/or the Subpart H Regulations. There can be no assurance, however, that Thiovir ultimately will be eligible for development and/or approval under these regulations. In addition, there can be no assurance that Thiovir will be approved by the FDA for marketing at all or, if approved for marketing, will be approved for marketing sooner than would be traditionally expected.

    Once the sale of a product is approved, the FDA regulates the manufacturing, marketing and other activities under the Federal Food, Drug, and Cosmetic Act and the FDA's implementing regulations. The FDA periodically inspects both domestic and foreign drug manufacturing facilities to ensure compliance with applicable GMP regulations and other requirements. In addition, manufacturers in the United States must register with the FDA and submit a list of every drug in commercial distribution. Foreign manufacturers are subject only to the drug listing requirement. The Company does not have or


                                       30







currently intend to develop the facilities to manufacture Thiovir in commercial quantities, and intends to establish a relationship with a contract manufacturer for the commercial manufacture of Thiovir. There can be no assurance that the Company's contract manufacturer will be able to attain or maintain compliance with GMP regulations. Post-marketing reports are also required to monitor the product's usage and effects. Product approvals may be withdrawn, or other action as may be ordered, or sanctions imposed if compliance with regulatory requirements is not maintained.

    The Company expects to seek approval for Thiovir by the European Union contemporaneously with seeking approval by the FDA. The processes and standards of the European Union are similar to those of the FDA and are subject to the same uncertainties regarding the time of completion and expenditure of resources. The Company has no plans at this time to undertake the approval process for Thiovir in Japan or any other foreign country. The Company may decide to market Thiovir, prior to obtaining any FDA approval, in certain foreign countries that do not require regulatory approval, although the Company does not now have any plans for doing so.

    In addition to the import requirements of foreign countries, a company must also comply with United States laws governing the export of FDA regulated products. Pursuant to the FDA Export Reform and Enhancement Act of 1996, a drug that has not obtained FDA approval may be exported to any country in the world without FDA authorization if the product both complies with the laws of the importing country and has obtained valid marketing authorization in one of the following countries: Australia, Canada, Israel, Japan, New Zealand, Switzerland, South Africa, the European Union, or a country in the European Union, or a country in the European Economic Area. The FDA is authorized to add countries to this list in the future. Among other restrictions, a drug that has not obtained FDA approval may be exported under the new law only if it is not adulterated, accords to the specifications of the foreign purchaser, complies with the laws of the importing country, is labeled for export, is manufactured in substantial compliance with GMP regulations and is not sold in the United States.

PATENTS

    Patent protection for Thiovir is an important part of the Company's business strategy, and the Company's success depends, in part, on the ability of the Company and its licensors to obtain patent protection for Thiovir, defend patents once obtained, use patents to preclude competitors from marketing Thiovir or substantially equivalent drugs, operate without infringing on the patents and proprietary rights of third parties and obtain appropriate licenses to patents or proprietary rights held by third parties if infringement would otherwise occur. The proprietary rights licensed to the Company include a U.S. patent relating to a method of synthesizing Thiovir, a U.S. patent for the use of Thiovir for the treatment of HIV, a pending patent application, and certain other patent rights.

    There can be no assurance that all or any of the Company's patent rights are enforceable, will not be invalidated, or will have sufficient scope to effectively prevent others from marketing Thiovir or substantially equivalent drugs. Furthermore, the commercial marketing of therapeutic drugs is a highly competitive and litigation-prone field. Even if the Company is successful in establishing and defending its patent position, the costs and management time associated with such activities may significantly and adversely affect the financial condition and business operations of the Company. See "RISK FACTORS -- Uncertainty of Patents; Dependence on Patents, Licenses and Proprietary Rights."

    Astra Pharmaceutical ("Astra") owns United States patents on foscarnet and methods of its use to treat viral infections, which patents are scheduled to expire in or prior to 2000. Thiovir is at least partially metabolized to foscarnet in vitro in cells and in dogs and cats. Therefore, the Company believes that Thiovir may likewise be partially converted to the active ingredient in foscarnet in human patients. It is unresolved whether metabolic conversion of a drug into another patented drug constitutes infringement of a patent protecting the second drug. Based upon review of the limited case law in this area, the Company believes that its sale of Thiovir should not be held to infringe the Astra patents on foscarnet for two reasons. First, the oral delivery of Thiovir would constitute an improved delivery system as compared to the intravenous delivery of foscarnet in the treatment of a life-threatening illness.


                                       31







Second, Thiovir is believed to be effective in treating HIV independent of its possible conversion into the active ingredients in foscarnet. Moreover, even if the Company's sale of Thiovir were held to constitute infringement of the Astra patents, although there can be no assurance, the Company believes that the remedy for infringement available to Astra would likely be limited to requiring the Company to pay Astra a reasonable royalty on sales of Thiovir, and that Astra would not succeed in enjoining the Company from selling Thiovir. This royalty would likely be payable only through the remaining life of the Astra patents.

    The Company is not aware of any United States patent which would be infringed by the manufacture of Thiovir pursuant to the method of synthesis. There can be no assurance, however, that the Company is aware of all patents or patent applications that may materially affect the Company's ability to make, use or sell Thiovir. United States patent applications are confidential while pending in the PTO, and patent applications filed in foreign countries are often first published six months or more after filing. Any conflicts resulting from third party patent applications and patents could significantly reduce the coverage of the patents licensed to the Company and limit the ability of the Company or its licensor to obtain meaningful patent protection. If patents are issued to other companies that contain competitive or conflicting claims, the Company may be required to obtain licenses to these patents or to develop or obtain alternative technology. There can be no assurance that the Company will be able to obtain any such license on acceptable terms or at all. If such licenses are not obtained, the Company could be delayed in or prevented from pursuing the development or commercialization of Thiovir, which would have a material adverse effect on the Company.

RELATIONSHIP WITH USC

    The Company holds an exclusive worldwide license from USC (the "USC License Agreement") to practice the inventions covered by specified patents related to TPFA in order to manufacture and sell products for the treatment of viral infections ("Products"). The Company's exclusive licensing rights are subject to: (i) nonexclusive rights that may be held by the United States government as a result of any funding of research related to the inventions, as prescribed by federal law; and (ii) USC's reserved but non-transferable right to conduct research relating to the Products. In addition, all sub-licenses granted under the license must be approved in advance and in writing by USC, but the license provides that such approval shall not be unreasonably withheld. The Company will be obligated to pay to USC royalties equal to 1% of any sales of the Products and 50% of any royalties earned by the Company from any sublicensees. Minimum annual royalties are payable, starting at $12,500 in 1998 and increasing to $125,000 in 2001 and each year thereafter.

    USC is obligated under the USC License Agreement to file, prosecute and maintain certain United States patents and, if required by the Company, to file, prosecute and maintain foreign patents. The Company is obligated to reimburse USC for the legal expense of patent prosecution, plus a 15% administrative fee. USC has no obligation to defend any of the patents while the Company has the right to do so at its own expense (with certain rights to offset a portion of royalties otherwise owing to USC). The Company has a first right to bring legal action to enforce the patents, and USC may bring such action if the Company elects not to exercise its right. The USC License Agreement also extends to the Company a right-of-first-refusal to obtain an option and license for any substantial improvements to the subject technology developed by Dr. McKenna on the same terms and conditions as the USC License Agreement.

    In January 1997, the Company entered into a new research agreement with USC providing for the grant by the Company of $176,000 to fund further research on Thiovir through September 30, 1997. See "BUSINESS -- Research and Development Status and Activities."

OTHER PRODUCTS

    The Company has no current plans or strategies for developing or acquiring products other than Thiovir. The Company intends, however, to investigate potential therapeutic applications of Thiovir other than the treatment of HIV/AIDS and CMV, some of which have been suggested by in vitro studies. The Company may explore possibilities of developing or acquiring medical products, the


                                       32







development and/or marketing of which would be compatible with the activities of the Company with respect to Thiovir. There can be no assurance that the Company will be successful in such endeavors.

HEALTH CARE REFORM MEASURES AND THIRD PARTY REIMBURSEMENT

    The business and financial condition of pharmaceutical companies will continue to be affected by the efforts of governments and third party payors to contain or reduce the cost of health care through various means. A number of legislative and regulatory proposals aimed at changing the health care system have been proposed in recent years. In addition, an increasing emphasis on managed care in the United States has and will continue to increase the pressure on pharmaceutical pricing. While the Company cannot predict whether legislative or regulatory proposals will be adopted or the effect such proposals or managed care efforts may have on its business, the announcement and/or adoption of such proposals or efforts could have a material adverse effect on the Company. In the United States and elsewhere, sales of prescription pharmaceuticals are dependent in part on the availability of reimbursement to the consumer from third party payors, such as government and private insurance plans that mandate predetermined discounts from list prices. Third party payors are increasingly challenging the prices charged for medical products and services. If the Company succeeds in bringing Thiovir to the market, there can be no assurance that it will be considered cost effective or that reimbursement to the consumer will be available or will be sufficient to allow the Company to sell Thiovir on a competitive and profitable basis. See "RISK FACTORS -- Uncertainty of Health Care Reform Measures and Third Party Reimbursement."

PERSONNEL

    The Company currently has two employees. The Company intends to utilize from time to time the services of consultants and independent contractors to provide key functions that might otherwise be provided by Company-employed personnel. The Company's future success will depend in large part upon its ability to attract and retain highly qualified employees, consultants and independent contractors. See "RISK FACTORS -- Dependence on and Need to Hire Personnel."

LEGAL PROCEEDINGS

    The Company is not involved in any litigation.


                                       33






                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY CONSULTANTS

    The executive officers, directors and key consultants of the Company and their ages, as of April 1, 1997, are as follows:


                    NAME                       AGE                  POSITION
                    ----                       ---                  --------
Francis E. O'Donnell, Jr., M.D. ...........    47    Chairman of the Board, Chief Executive
                                                      Officer, Director and Founder

Nicholas Jon Virca ........................    50    President and Chief Operating Officer
Samuel P. Sears, Jr. ......................    53    Treasurer, Secretary and Director
Mary Anthony Gray .........................    49    Executive Vice-President
Emanuela I. Charlton, Ph.D.(1)(2) .........    63    Director and Consultant
Thomas Quinn (1)(2) .......................    47    Director
W. Howard Lewin, M.D. (1)(2) ..............    76    Director
Charles E. McKenna, Ph.D. .................    52    Consultant
Thomas D. Wolfe ...........................    48    Consultant

------------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee


    Each of the executive officers (other than Mr. Virca) and directors (other than Dr. Lewin) assumed their responsibilities with the Company in 1996 at the time of the Company's acquisition of a license of certain rights to Thiovir. Mr. Virca became the Company's President and Chief Operating Officer in March 1997. Dr. Lewin became a director in December 1996.

    Each director elected by the holders of the Company's Common Stock or appointed by the Board of Directors to fill a vacancy on the Board shall serve until the next annual meeting and until his or her successor has been duly elected or appointed to the Board by the Board and qualified, and is subject to removal with or without cause by vote of a majority of the outstanding shares of Common Stock. See "DESCRIPTION OF SECURITIES -- Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions." Officers are elected by, and serve at the discretion of, the Board. No director, executive officer, or significant employee or consultant is related by blood, marriage or adoption to any other director, executive officer, or significant employee or consultant.


    The following is a brief summary of the background of each director, executive officer and key consultant of the Company:

    FRANCIS E. O'DONNELL, JR., M.D., Chairman of the Board, Chief Executive Officer, Director and Founder. Since 1994, Dr. O'Donnell has been the Medical Director of the O'Donnell Eye Institute and a Clinical Professor, Department of Ophthalmology, at the St. Louis University School of Medicine. Dr. O'Donnell also serves as Chairman of the Board of LaserSight, Inc., a publicly traded corporation which manufactures medical laser equipment and provides managed medical care services. Dr. O'Donnell is a graduate of St. Louis University and Johns Hopkins University School of Medicine and is a practicing ophthalmologist.

    NICHOLAS JON VIRCA, President and Chief Operating Officer. Mr. Virca began his employment with the Company in March 1997. From 1991 to 1997, he served as Vice President of Operations and Co-Founder of Diametrix Detectors, Inc. ("Diametrix"), a privately held immunosensor company focused on the airborne vapor detection of narcotics. From 1991 to 1994, Mr. Virca also served as Vice


                                       34






President, Business Operations of IRT Corporation ("IRT"), a publicly traded company that specialized in x-ray inspection and imaging systems for industrial and security applications. From 1994 to 1997, Mr. Virca served as Business Unit Manager, Security Products for Nicolet Imaging Systems, a company that purchased substantially all of IRT's assets in 1994. Mr. Virca received a B.A. degree in biology from Youngstown State University. Mr. Virca currently serves as a director of Diametrix. Mr. Virca's prior experience includes key marketing and general management positions with Fisher Scientific, Damon Biotech, Promega Corp., the Ortho Division of Johnson & Johnson and the Ross Division of Abbott Laboratories.

    SAMUEL P. SEARS, JR., Treasurer, Secretary and Director. Since 1994, Mr. Sears has been employed as the Chief Executive Officer and a director of Star Tobacco Corporation, a privately-owned manufacturer of tobacco products. From 1993 to 1994, he served as "of Counsel" to the New York law firm of LeBoeuf, Lamb, Greene & MacRae. Prior to 1993, Mr. Sears was the Managing Partner of the Boston law firm of Burns & Levinson for over twelve years. He is also a director of Eye Technology, Inc., a publicly-owned corporation which manufactures intraocular lenses used in cataract surgery. Mr. Sears is a graduate of Harvard College and Boston College Law School.

    MARY ANTHONY GRAY, Executive Vice President. Since 1991, Ms. Gray has served as a biomedical technology transfer advisor to the University of Southern California. Since 1986, she has also been a partner of BioStrategies International, a technology consulting firm. Ms. Gray's prior experience includes business development and sales positions with the following companies:
Damon Biotech, Inc., Ortho Diagnostics Division of Johnson & Johnson and the J.T. Baker Instruments Division of Richardson-Merrill Pharmaceuticals. Ms. Gray holds B.S. and M.S. degrees from the University of Missouri.

    EMANUELA I. CHARLTON, PH.D., Director and Consultant. Since 1994, Dr. Charlton has served as the Director of Regulatory Affairs of LaserSight
Technologies, Inc., a manufacturer of excimer and solid state lasers for ophthalmic purposes. In addition, since 1991, Dr. Charlton has served as a director of its parent company, LaserSight, Inc., a publicly traded corporation. Since 1985, she has been the President of North American Health Resources, Inc., a medical affairs consulting firm which she founded. Dr. Charlton has held positions, primarily in the fields of medical regulatory affairs and medical research, with the following companies: High Stoy Technological Corporation, Baxter-Travenol, Inc., Searle Laboratories, Abbott Laboratories and Pfizer Laboratories. She holds B.A. and M.S. degrees from New York University and a Ph.D. degree from The Union Institute Graduate School.

    THOMAS QUINN, Director. Since 1995, Mr. Quinn has served as Vice President of Development of Olsten Kimberly Quality Care, a managed health care company. From 1992 to 1995, Mr. Quinn was Vice President, Marketing and Sales, of Integrated Health Services, Inc., a managed health care company. From 1989 to 1992, he served as President of Infu Tech, Inc., a national home infusion therapy company. Mr. Quinn currently serves as a director of LaserSight, Inc., a publicly-owned corporation. Mr. Quinn holds a B.S. degree from the University of Pittsburgh.

    W. HOWARD LEWIN, M.D., Director. Since 1960, Dr. Lewin has been the President and Medical Director of Lewin & Milster Ophthalmology, Inc., a private medical practice. In addition, since 1975, Dr. Lewin has been employed as a Clinical Professor of Ophthalmology at the St. Louis University School of Medicine. Dr. Lewin received a B.A. degree from Central College, Fayette, Missouri and an M.D. degree from the St. Louis University School of Medicine.

    CHARLES E. MCKENNA, PH.D., Consultant. Since 1989, Dr. McKenna has been a Professor of Chemistry at USC. Dr. McKenna is the inventor of the two patents of which the Company is the exclusive licensee, and he has directed the research of TPFA conducted at USC pursuant to research grants formerly provided by PerArdua Investors, L.P., the partnership from which the Company obtained the licenses related to Thiovir. Dr. McKenna will serve as consultant to the Company for a period of time ending three years after the date of the Offering or until June 30, 2000, whichever first occurs. Dr. McKenna received a B.A. degree from Oakland University and a Ph.D. in Chemistry from the University of California at San Diego.



                                       35





    THOMAS D. WOLFE, Consultant. Since 1993, Mr. Wolfe has been the Chief Executive Officer of Palmyra Group, Inc., a company providing chemical engineering process consulting services and related software services. From 1991 to 1993, he was a managing director of HPD, Incorporated, a retailer of evaporization and crystallization systems. Mr. Wolfe was a founder of PerArdua Investors, L.P. The Company expects to engage the services of Mr. Wolfe from time to time to consult on manufacturing, marketing and other matters. Mr. Wolfe received a B.A. degree in Chemistry from the University of California at San Diego.

    Dr. O'Donnell and Mr. Sears expect to devote approximately 25% of their business time to the affairs of the Company. Ms. Gray expects to devote approximately 80% of her business time to the affairs of the Company. Mr. Virca will be a full-time employee of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board has established an Audit Committee and a Compensation Committee, each composed of at least two independent directors. Currently, the Company's three outside directors, Mr. Quinn, Dr. Lewin and Dr. Charlton, serve on both committees. The Audit Committee will recommend the annual appointment of auditors, with whom the Audit Committee will review the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the internal control procedures of the Company. The Compensation Committee will establish salaries, bonuses and other compensation for the Company's executive officers and administer the Company's Incentive Plan and other employee benefit plans.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    Summary of Cash and Certain Other Compensation. No executive officer of the Company earned or received in excess of $100,000 for any fiscal year ended on or prior to November 30, 1996. Dr. O'Donnell has not received any compensation from the Company in any fiscal year. As a group, the Company's executive officers (three individuals, only one of whom received or earned any compensation) earned and received $11,230 during the fiscal year ended November 30, 1996, and no compensation during any prior period.

    Stock Option Grants. On August 20, 1996 the Company issued options to purchase 10,000 shares of the Company's Common Stock to Mary Anthony Gray pursuant to the Incentive Plan. The options granted have an exercise price of $7.50 per share. The options granted to Ms. Gray vest on September 3, 1997 and expire on September 2, 2001. The options were the only options granted by the Company in the 1996 fiscal year.

    Director Compensation. The Company's directors have not been compensated for the services they provide to the Company. Upon the completion of the Offering, the Company plans to issue options to acquire 10,000 shares of Common Stock pursuant to the Incentive Plan to each of Dr. Charlton, Dr. Lewin and Mr. Quinn at an exercise price to be determined, but not less than $5.00 per share. The Company's directors receive reimbursement for any out-of-pocket expenses incurred in attending meetings of the Company's Board.

    Employment Contracts and Termination of Employment and Change-in-Control Arrangements. On February 12, 1997, the Company entered into an employment agreement with Nicholas Jon Virca pursuant to which Mr. Virca will serve as the Company's President and Chief Operating Officer. Mr. Virca's employment agreement expires on February 29, 2000, unless earlier terminated in accordance with the terms thereof. Mr. Virca will receive a salary equal to $10,000 per month. In addition, upon the completion of the Offering, the Company will grant to Mr. Virca options to purchase 100,000 shares of the Company's Common Stock pursuant to the Incentive Plan. The options will vest over a two year period and will have an exercise price to be determined, but in no case less than $5.00 per share. Upon a change in control of the Company (as defined in the agreement), the employment agreement provides Mr. Virca the right to receive a lump sum severance payment upon termination of employment equal to (i) the lesser of six month's salary or the amount of salary then remaining payable for the duration of the agreement's term plus (ii) an amount equal to the most recent monthly payment made by the Company for Mr. Virca's health and life insurance (including family coverage) multiplied by the lesser of six or the number of months remaining in the term of the agreement.



                                       36






    The Company has entered into an employment agreement with Ms. Gray which provides for monthly compensation of $7,000. This agreement will terminate on February 29, 2000, unless either party terminates such agreement in accordance with the terms thereof. In addition, upon the completion of the Offering, the Company will grant to Ms. Gray options to purchase 100,000 shares of the Company's Common Stock pursuant to the Incentive Plan. The options will vest over a three year period and will have an exercise price to be determined, but in no case less than $5.00 per share.

    As of the date hereof, the Company has not entered into any other employment contracts or any compensatory plans or arrangements relating to the resignation, retirement or other termination of any of the Company's executive officers. Similarly, as of the date of this Prospectus, the Company has not entered into any other plan or agreement pursuant to which an executive officer of the Company will receive any funds upon a change in control of the Company or a change in his or her responsibilities following a change-in-control.

    The Company has entered into a consulting agreement (the "McKenna Agreement") with Charles E. McKenna, Ph.D. which continues until September 30, 1999. The McKenna Agreement provides that Dr. McKenna, who is a Professor of Chemistry at USC and who is the inventor of the two issued patents to which the Company holds an exclusive license from USC, will provide consulting services to the Company upon matters which relate to the field of chemistry and to the development of Thiovir, subject to his obligations to USC. The Company is obligated to pay Dr. McKenna a retainer of $5,000 for the period October 1, 1996 through March 31, 1997, $5,000 for the period April 1, 1997 through September 30, 1997, $12,500 for the period October 1, 1997 through September 30, 1998 and $15,000 for the period October 1, 1998 through September 30, 1999. In addition, the Company will pay a fee to Dr. McKenna for actual services rendered at the rate of $1,000 per day or $600 per half day and will reimburse him for out-of-pocket expenditures incurred in the performance of his services to the Company. The McKenna Agreement contains (i) certain restrictive covenants limiting Dr. McKenna's right to engage in the development or commercialization of drugs that might compete with Thiovir, (ii) confidentiality provisions, and
(iii) provisions relating to the assignment to the Company of certain inventions, improvements and modifications made by him during the term of the McKenna Agreement. The rights and obligations of the Company and Dr. McKenna under the McKenna Agreement are subject to Dr. McKenna's obligations to USC, which include assignment of all rights to intellectual property he develops in his area of expertise and restrictions on the amount of time he devotes to consulting activities. Dr. McKenna is also the principal investigator in the ongoing research concerning Thiovir being conducted under the Company's sponsored research agreement with USC. See "BUSINESS -- Relationship with USC" and "CERTAIN TRANSACTIONS."

INCENTIVE PLAN

    On July 5, 1996, the Board adopted and the stockholders of the Company approved the Company's Incentive Plan. The Incentive Plan provides for the granting to employees, officers, directors, consultants and certain non-employees of the Company of (i) options to purchase shares of Common Stock and (ii) stock appreciation rights ("SARs"). The maximum number of shares of Common Stock that may be issued pursuant to options and SARs under the Incentive Plan is 500,000, subject to adjustment in the event of a stock split, stock dividend or other change in the Common Stock or the capital structure of the Company. The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Incentive Plan, the Compensation Committee will be authorized to determine who may participate in the Incentive Plan, the number and type of awards to each participant, the schedule on which each award will become exercisable and the terms, conditions and limitations applicable to each award. The Compensation Committee will have the exclusive power to interpret the Incentive Plan and to adopt such rules and regulations as it may deem necessary or appropriate for purposes of administering the plan. Subject to certain limitations, the Board of Directors will be authorized to amend, modify or terminate the Incentive Plan to meet any changes in legal requirements or for any other purpose permitted by law.

    Options. Options granted under the Incentive Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. Incentive stock options may be granted only to employees of the Company (including directors who are employees), while non-qualified options may be granted to non-employee directors, employees, consultants, advisors and other independent contractors providing services to the Company. The per share exercise


                                       37







price of the Common Stock subject to an option granted pursuant to the Incentive Plan is determined by the Compensation Committee at the time the option is granted. In the case of incentive stock options, the exercise price must not be less than 100% of the fair market value of the shares covered thereby at the time the incentive stock option is granted (but in no event less than par value). "Fair market value" shall be determined by the Board, or by its designated committee, in good faith and using any reasonable method. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, 10% or more of the total combined voting power of all classes of Common Stock (a "10% Stockholder"), shall be eligible to receive an incentive stock option under the Incentive Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

    No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment, other than by death or permanent, total disability, the optionee will have three months after such termination to exercise the option to the extent it was exercisable on the date of such termination. Upon termination of employment of an optionee by reason of death or permanent disability, an option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

    Incentive stock options granted under the Incentive Plan cannot be exercised more than 10 years from the date of grant, except that incentive stock options issued to a 10% Stockholder are limited to five year terms. All options granted under the Incentive Plan may provide for the payment of the exercise price in cash, by cash equivalent acceptable to the Company, or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, a participant may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may, theoretically, exercise all of his or her stock options with no additional investment other than his or her original shares. Any unexercised options that expire or terminate become available once again for issuance.

    Stock Appreciation Rights. Under the Incentive Plan, the Compensation Committee also may grant SARs either in tandem with an option or alone. SARs granted in tandem with a stock option may be granted at the same time as the stock option or at a later time. A SAR entitles the participant to receive from the Company an amount payable in cash, in shares of Common Stock or in a combination of cash and Common Stock equal to the positive difference between the fair market value of a share of Common Stock on the date of exercise and the grant price.

    Tax Consequences. No income is recognized by a participant at the time an option is granted. If the option is an incentive stock option, no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a nonqualified stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price. No income is recognized upon the grant of an SAR. The exercise of an SAR generally is a taxable event. The participant generally must recognize income equal to any cash that is paid and the fair market value of Common Stock that is received in settlement of an SAR. The Company will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or SAR. The amount of the deduction is equal to the ordinary income recognized by the participant. The Company will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The Company may claim a federal income tax deduction on account of certain dispositions of stock issued upon the exercise of an incentive stock option.

    Change in Control Provisions. In the event of a "change in control" transaction, the Company's Compensation Committee may take any one or more of the following actions either at the time an option or SAR is granted or at any time thereafter: (i) provide for the acceleration of any time periods relating to the exercise of any option or SAR so that such option or SAR may be exercised in full on or before a date initially fixed by the Compensation Committee; (ii) provide for the purchase or settlement of any option or SAR by the Company for an amount of cash equal to the amount which could have been obtained upon the



                                       38






exercise of such option or SAR or realization of such participant's rights had such option or SAR been currently exercisable or payable; (iii) make such adjustment to any option or SAR then outstanding as the Compensation Committee deems appropriate to reflect such "change in control" transaction; or (iv) cause any option or SAR then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such "change in control" transaction. In relation to the Incentive Plan, a "change in control" transaction is defined to constitute any of the following: (i) a merger or consolidation in which holders of outstanding voting stock of the Company would receive less than 50% of the voting stock of the surviving or resulting corporation; (ii) adoption by the Company of a plan of liquidation or approval of the dissolution of the Company; (iii) the sale or transfer of substantially all of the assets of the Company; or (iv) a tender offer or exchange offer for shares of Common Stock of the Company other than any such offer made by the Company or any corporation affiliated with the Company.

LIMITATION ON OFFICERS' AND DIRECTORS' LIABILITIES

    Pursuant to the Company's Certificate of Incorporation and the Delaware General Corporation Law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases or redemptions in violation of Delaware law, or for any transaction in which a director has derived an improper personal benefit.

    The Company's Certificate of Incorporation includes provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, lawfully or in the best interests of the Company. Except in the event indemnification is ordered by a court, the Company's Certificate of Incorporation provides for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner not opposed to the best interests of the Company. Upon completion of the Offering, the Company also intends to enter into indemnification agreements with its directors which will require the Company to provide certain additional indemnification and contribution to its directors, subject to certain limitations.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    Currently, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.



                                       39







                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the date of this Prospectus and as adjusted to reflect the sale of the Common Stock offered hereby of (i) each person who is known by the Company to own of record or beneficially more than five percent (5%) of the Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the persons or entities listed below has sole voting and investment power with respect to all shares shown beneficially owned by them, except to the extent such power is shared by a spouse under applicable law.



                                                                                       PERCENT OF SHARES
                                                                                          OUTSTANDING
                                                                                          -----------

                                                                     NUMBER OF       BEFORE         AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER                                 SHARES(1)    OFFERING(1)    OFFERING(1)
------------------------------------                                 ---------    -----------    -----------
Francis E. O'Donnell, Jr., M.D.(2)(3)(4)                              280,000         10.6%           7.7%
Nicholas Jon Virca(2)                                                       0          *              *
Samuel P. Sears, Jr.(2)(4)                                             50,000          1.9            1.4
Thomas L. DePetrillo(4)(5)                                            387,500         14.7           10.6
Mary Anthony Gray(2)                                                  110,000          4.2            3.0
Charles E. McKenna, Ph.D.(6)                                          320,000         12.1            8.8
Thomas D. Wolfe(7)                                                    328,930         12.4            9.0
W. Howard Lewin M.D.(8)                                                 5,000          *              *
Thomas Quinn(9)                                                         5,000          *              *
Emanuela I. Charlton, Ph.D.(10)                                         5,000          *              *
MFC Merchant Bank, S.A.(11)                                           276,800         10.5            7.6
Yuan Lin(12)                                                          200,000          7.6            5.5
All Directors and Officers as a Group (7 persons)                     455,000         17.2           12.5




 *  Less than 1%.

(1) Pursuant to the SEC rules, shares of Common Stock which an individual or group has the right to acquire within 60 days pursuant to the exercise of warrants or options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person in the table.

(2) The beneficial owner's address is c/o PerArdua Corporation, 10940 Wilshire Boulevard, Suite 1600, Los Angeles, California 90024.

(3) Of such shares, 205,000 shares are held by Kathleen O'Donnell as trustee of the Irrevocable Trust #4 f/b/o Francis E. O'Donnell, Jr. In addition, 75,000 shares are held by Kathleen O'Donnell as trustee of the Francis E. O'Donnell Descendants Trust. Dr. O'Donnell disclaims beneficial ownership of such shares.

(4) All of such shares were originally issued to the beneficial owner or a prior owner of such shares when the Company's Missouri predecessor corporation was formed in 1988 under the name Home Test, Inc. These shares now reflect ownership in the current Delaware corporation into which the Missouri corporation was merged.

                                       40






(5) Includes 50,000 shares of Common Stock held by Mr. DePetrillo's spouse. Mr. DePetrillo disclaims beneficial ownership of such shares. Mr. DePetrillo was a founder of Home Test, Inc. Mr. DePetrillo advised the Company in its acquisition of rights to the drug Thiovir, but is no longer active in the business of the Company. Mr. DePetrillo's address is 65 Peaked Rock Road, Narragansett, Rhode Island 02882.

(6) Dr. McKenna's address is 16625 Pequeno Place, Pacific Palisades, California 90272.

(7) Mr. Wolfe's address is 16288 Gleko Road, Rough and Ready, California 95975.

(8) Dr. Lewin's address is #8 Ridgecreek, St. Louis, Missouri 63141.

(9) Mr. Quinn's address is Nine Corland Trails, Mahwah, New Jersey 07430.

(10) Dr. Charlton's address is 619 Long Lake Drive, Oviedo, Florida 32765.


(11) The address of MFC Merchant Bank, S.A. is 13, route de Florissant, 1206 Geneva, Switzerland.


(12) Ms. Lin's address is 730 Willow Run Lane, Winter Springs, Florida 32708.

    The table above does not contain Outstanding Warrants issued to the individuals referenced therein, which will become exercisable at a price of $10.00 per share when the Company receives FDA approval for the sale of Thiovir. In the event the fair market value of the Common Stock exceeds the exercise price of an Outstanding Warrant at the time of exercise, the holder may elect to pay the exercise price by surrendering a portion of the shares of Common Stock for which the Outstanding Warrant is exercisable determined in accordance with a formula in lieu of paying the exercise price in cash. These Outstanding Warrants have been issued as follows:



               NAME                         NUMBER OF OUTSTANDING WARRANTS
               ----                         ------------------------------

Francis E. O'Donnell, Jr., M.D.                                 150,000
Thomas L. DePetrillo                                            200,000
Thomas D. Wolfe                                                   8,930



                                       41




              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    In August 1996, the Company issued to three of the then stockholders (one of whom has no current ownership interest) of the Company for no consideration, warrants to purchase an aggregate of 500,000 shares of Common Stock exercisable at a price of $10.00 per share when the Company receives FDA approval for the sale of Thiovir. The two current holders of these warrants that are stockholders of the Company are Francis E. O'Donnell, Jr., M.D., who is Chairman of the Board, Chief Executive Officer, Director and Founder of the Company (warrants to purchase 150,000 shares of Common Stock); and Thomas L. DePetrillo, who was a founder of Home Test, Inc., the Company's predecessor corporation, and advised the Company in its acquisition of rights to the drug Thiovir, but is no longer active in the business of the Company (warrants to purchase 200,000 shares of Common Stock). See "MANAGEMENT" and "PRINCIPAL STOCKHOLDERS."


    Pursuant to an Option and Asset Purchase Agreement, dated July 8, 1996 (the "Acquisition Agreement"), the Company acquired certain rights of PerArdua Investors, L.P., a California limited partnership (the "Limited Partnership"). Prior to such acquisition, the Limited Partnership was unaffiliated with the Company and had been formed and operated for the purpose of conducting research and development on Thiovir, primarily through research grants to USC. The Company acquired an assignment of the Limited Partnership's rights and obligations under an Option and License Agreement by and between the Limited
Partnership and USC. See "BUSINESS -- Relationship with USC." The Acquisition Agreement granted to the Company, in consideration of $100,000, an option, which was exercised, to acquire the rights for $350,000 plus reimbursement for specified liabilities which totaled $90,000, for a total purchase price of $440,000. Simultaneously with the closing of the acquisition of the rights pursuant to the Acquisition Agreement, the Company entered into a Stockholders' Agreement (the "Stockholders' Agreement") with all of its then stockholders, the limited partners of the Limited Partnership (the "Limited Partners"), USC, Charles E. McKenna, Ph.D., Mary Anthony Gray, and Thomas D. Wolfe, the latter of whom was also a Limited Partner. See "MANAGEMENT" and "PRINCIPAL STOCKHOLDERS." Under the terms of the Stockholders' Agreement, the Limited Partners were granted the right to acquire a total of 192,000 shares of Common Stock and 192,000 Outstanding Warrants for total consideration of $192.00; USC was granted the right to acquire 8,000 shares of Common Stock and 8,000 Outstanding Warrants for total consideration of $8.00; and Dr. McKenna, Ms. Gray and Mr. Wolfe were granted the right to acquire 320,000, 110,000 and 320,000 shares of Common Stock, respectively, for total consideration of $320.00, $110.00, and $320.00, respectively. All such rights to acquire shares of Common Stock and Outstanding Warrants were exercised. All persons to whom shares of Common Stock and Outstanding Warrants were issued upon the exercise of such rights are entitled to certain registration rights with respect to the Common Stock issued and issuable upon exercise of the Outstanding Warrants. See "DESCRIPTION OF SECURITIES" -- Common Stock." Mr. Wolfe received, as a Limited Partner, 8,930 shares of Common Stock and 8,930 Oustanding Warrants in addition to the 320,000 shares of Common Stock he acquired directly from the Company. Dr. McKenna and Mr. Wolfe are consultants to the Company, and Ms. Gray is an executive officer of the Company. See "MANAGEMENT" and "PRINCIPAL STOCKHOLDERS."

    In January 1997, the Company entered into a Research Agreement with USC providing for the grant by the Company to USC of $176,000 for continued research and development of Thiovir. See "BUSINESS -- Relationship with USC." Dr. McKenna is the principal investigator under the research grant and, as such, it is expected that he will receive salary and other benefits, estimated at less than $25,000, funded by the Company's research grant. See "MANAGEMENT" and "PRINCIPAL STOCKHOLDERS." In addition, the Company has entered into a consulting agreement with Dr. McKenna. Pursuant to this agreement, Dr. McKenna will provide consulting services related to the development of Thiovir for a term ending September 30, 1999. The Company will pay Dr. McKenna a semi-annual retainer and an hourly fee in consideration of such services. See "MANAGEMENT -- Executive Compensation and Other Information."

    Samuel P. Sears, Jr., a director and executive officer of the Company, received, in June 1996, 50,000 shares of Common Stock from certain other stockholders of the Company without paying any monetary consideration therefor as an inducement for Mr. Sears to become involved with the management of the Company. See "MANAGEMENT" and "PRINCIPAL STOCKHOLDERS."

                                       42





    Each of Emanuela I. Charlton, Ph.D., Thomas Quinn and W. Howard Lewin, M.D., directors of the Company, received 5,000 shares of the Company's Common Stock from certain stockholders of the Company without paying any monetary consideration therefor as an inducement to join the Company's Board. In addition, the Board intends to grant to each of Drs. Charlton and Lewin and Mr. Quinn, as of the date of completion of the Offering, options to acquire 10,000 shares of Common Stock of the Company at an exercise price to be determined, but in no case less than $5.00 per share, pursuant to the terms of the Company's Incentive Plan.

    The Company believes that all of the transactions noted above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

    All future transactions between the Company and its officers, directors, principal stockholders and their respective affiliates will be approved in accordance with the Delaware General Corporation Law by a majority of the Board, including a majority of the independent and disinterested directors of the Board, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                       43






                         DESCRIPTION OF SECURITIES

    The following summary description of the Company's capital stock is qualified in its entirety by reference to the Company's Certificate of Incorporation.

COMMON STOCK

    The Company is authorized to issue up to 25,000,000 shares of Common Stock, $.01 par value per share. As of the date of this Prospectus, 2,643,440 shares of Common Stock are issued and outstanding and held by 51 stockholders of record. Upon the completion of the Offering, 3,643,440 shares of Common Stock will be outstanding.

    The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors, with the result that the holders of more than fifty percent of the shares voting for the election of directors can elect all of the directors elected by the holders of Common Stock. Subject to the prior rights of any series of Preferred Stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor and in the event of liquidation, dissolution, or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the Preferred Stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. All of the outstanding shares of Common Stock are, and the shares of Common Stock to be outstanding upon completion of the Offering will be, validly issued, fully paid and nonassessable.


    Prior to the Offering, the Company's current principal stockholders beneficially owned approximately 74.7% of the outstanding shares of Common Stock of the Company. Subsequent to the Offering, the Company's current principal stockholders will beneficially own 54.2% of the outstanding shares of the Common Stock of the Company (52.1% if the Underwriters' over-allotment option is exercised in full). As a result, subject to the voting rights of any series of Preferred Stock, they will likely be able to control all matters requiring approval by the stockholders of the Company, including the election of directors.


    Upon the completion of the Offering, holders of approximately 2,343,440 shares of Common Stock (including the shares issuable upon the exercise of the Outstanding Warrants) will be entitled to certain rights with respect to the registration of such shares under the Securities Act, subject to certain limitations. If the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares therein. These rights are subject to certain conditions and limitations, including, in certain circumstances, the right of the underwriters of an offering to limit the number of shares included in such registration or exclude all shares.


    The holders of the Representatives' Warrants also have the right for a period beginning one year after the effective date of this Prospectus and ending four years thereafter, to include shares of Common Stock issuable upon exercise of the Representatives' Warrants or the Redeemable Warrants underlying the Representatives' Warrants (the "Underlying Securities") as part of certain other registered offerings of securities commenced by the Company. In addition, for a period beginning one year after the effective date of this Prospectus and ending four years thereafter, upon written demand of holders representing a majority of the Representatives' Warrants, the Company has agreed, on one occasion, to promptly register the Underlying Securities at the Company's expense. Upon receipt of such a request, the Company has agreed to use its best efforts to file a registration statement registering the Underlying Securities. Finally, for a period beginning one year after the effective date of this Prospectus and ending four years thereafter, upon written demand of any holder(s) of the Representatives' Warrants, the Company has agreed, on one occasion, to promptly register the Underlying Securities solely at the expense of such holder(s).


                                       44





REDEEMABLE WARRANTS

    The following summary description of certain provisions of the Redeemable Warrants is believed to reflect all material provisions of the Redeemable Warrants, but is not necessarily complete and reference is made to the Warrant Agreement (the "Warrant Agreement") by and between the Company and American Securities Transfer & Trust, Inc. (the "Transfer Agent"). The Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part for a detailed description thereof.

    Each Redeemable Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $6.50 per share. Unless the Redeemable Warrants are redeemed as provided below, the Redeemable Warrants may be
exercised at any time on or before          , 2002, at which time the Redeemable
Warrants expire.

    The Redeemable Warrants are redeemable by the Company at $.20 per Redeemable Warrant upon 30 days prior written notice, provided that the average closing bid price of the Common Stock equals or exceeds $9.00 per share for a 20 consecutive day trading period ending within 10 days prior to the notice of redemption. For purposes of the Warrant Agreement, "average closing bid price" is defined as the closing bid price as quoted on the Nasdaq SmallCap Market. The Redeemable Warrants may not be redeemed unless they are then exercisable and a current prospectus covering the Redeemable Warrants and the shares of Common Stock issuable thereunder is then in effect. The Redeemable Warrants will remain exercisable until the close of business on the fifth business day prior to the date of redemption. Redemption of the Redeemable Warrants may force the holders to exercise the Redeemable Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so or sell the Redeemable Warrants at the current market price when they might otherwise desire to hold the Redeemable Warrants.

    Upon the exercise of the Redeemable Warrants more than one year after this Offering and to the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc., and the rules and regulations of the Commission, the Company has agreed to pay the Representatives a commission equal to five percent of the exercise price of the Redeemable Warrants. However, no compensation will be paid to the Representatives in connection with the exercise of the Redeemable Warrants if (a) the market price of the underlying shares of Common Stock is lower than the exercise price, (b) the Redeemable Warrants are exercised in an unsolicited transaction, or (c) the Redeemable Warrants are held in any discretionary accounts and (d) advance disclosure is made to a Redeemable Warrant holder. In addition, unless granted an exemption by the Commission from Regulation M under the Exchange Act, the Representatives will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities for a period of one to five days before the solicitation of the exercise of any Redeemable Warrant or before the exercise of any Redeemable Warrant based upon a prior solicitation, until the later of the termination of such solicitation activity or the termination by waiver or otherwise of any right the Representatives may have to receive a fee for the exercise of the Redeemable Warrants following such solicitation.

    The holders of the Redeemable Warrants will not have any of the rights or privileges of stockholders of the Company (except to the extent they otherwise own Common Stock) prior to the exercise of the Redeemable Warrants. The Redeemable Warrants will be entitled to the benefit of adjustments in the exercise price and in the number of shares of Common Stock deliverable upon the exercise thereof upon the occurrence of certain events, including a stock dividend, stock split or similar reorganization.

    In order for a holder to exercise a Redeemable Warrant, there must be a current registration statement on file with the Commission and various state securities commissions to register the shares of Common Stock underlying the Redeemable Warrants for sale to the holder of the Redeemable Warrant. Pursuant to Section 10(a)(3) of the Securities Act, the information contained in this Prospectus will be deemed "stale" nine months from the date of this Prospectus. The Company has agreed, so long as the Redeemable Warrants are outstanding, to use its best efforts to keep a registration statement effective under the Securities Act and state securities laws to permit the issuance of the shares of


                                       45







Common Stock upon exercise or exchange of the Redeemable Warrants. Nevertheless, although the Company intends to do so, no assurance can be given that the registration statement will be kept current, the failure of which may result in the Redeemable Warrants not being exercisable or exchangeable and therefore worthless.


REPRESENTATIVES' WARRANTS

    In connection with this Offering, the Company has agreed to sell to the Representatives, at a price of $.001 per warrant, warrants to purchase from the Company 100,000 shares of Common Stock and 100,000 Redeemable Warrants (the "Representatives' Warrants"). The Representatives' Warrants are exercisable at a price of $8.00 per share of Common Stock and $.16 per Redeemable Warrant (160% of the respective initial public offering price of the Securities) for a period of four years commencing one year from the effective date of this Prospectus. The shares of Common Stock and the Redeemable Warrants issuable upon exercise of the Representatives' Warrants are identical to those offered hereby except for the exercise prices and that the Redeemable Warrants contained therein cannot be redeemed.

    The Company has agreed to register, at its expense, under the Securities Act, the Underlying Securities at the request of a majority in interest of the holders thereof. Such request may be made at any time during a period beginning one year after the effective date of this Prospectus and ending four years thereafter. In addition, for a period beginning one year after the effective date of this Prospectus and ending four years thereafter, upon written demand of any holder(s) of the Representatives' Warrants, the Company has agreed, on one occasion, to promptly register the Underlying Securities for purposes of a public offering, solely at the expense of such holder(s). The Company also granted the Representatives "piggyback" registration rights concerning the Representatives' Warrants and the Underlying Securities which may be exercised at any time during a period beginning one year after the effective date of this Prospectus and ending four years thereafter.

    For the term of the  Representatives'  Warrants,  the holder thereof has the opportunity to profit from a rise in the market price of the Company's securities which may result in a dilution of the interest of the stockholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Representatives' Warrants are outstanding. At any time when the holders thereof might be expected to exercise it, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided by the Representatives' Warrants. See "RISK FACTORS -- Representatives' Warrants and Ongoing Relationship with Schneider."


PREFERRED STOCK

    The Company is authorized to issue up to 1,000,000 shares of Preferred Stock, $.01 par value per share, none of which are issued and outstanding as of the date of this Prospectus. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board, without further action by the stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions. The Company has no present plans for the issuance of any shares of Preferred Stock. The issuance of any such Preferred Stock could reduce the rights, including voting rights, of the holders of Common Stock, and, therefore, reduce the value of the Common Stock. In particular, specific rights granted to future holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company's existing management. See "RISK FACTORS -- Anti-takeover Effects of Certificate of Incorporation, Bylaws and Delaware Law."

DELAWARE LAW AND CERTAIN CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

    Certain provisions of the Delaware General Corporation Law, the Company's Certificate of Incorporation, Bylaws and the Incentive Plan, may be deemed to have an anti-takeover effect and may delay, defer or prevent a hostile tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

                                       46







DELAWARE ANTI-TAKEOVER LAW


    Section 203 of the Delaware General Corporation Law ("Section 203") applies to a Delaware corporation with a class of voting stock listed on a national securities exchange, authorized for quotation on an interdealer quotation system or held of record by 2,000 or more persons. In general, Section 203 prevents an "interested stockholder" (defined generally as any person owning, or who is an affiliate or associate of the corporation and has owned in the preceding three years, 15 percent or more of a corporation's outstanding voting stock and affiliates and associates of such person) from engaging in a "business transaction" (as defined therein) with a Delaware corporation for three years following the date such person became an interested stockholder unless (1) before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) on or subsequent to the date such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors.


STOCKHOLDER ACTION BY WRITTEN CONSENT


    The Certificate of Incorporation provides that no action required or permitted to be taken at an annual or special meeting of the stockholders of the Company may be taken without a meeting.


ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR
NOMINATIONS


    The Company's Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders (an "Annual Meeting") or a special meeting of stockholders called for the purpose of electing directors (an "Election Special Meeting"), must provide timely notice thereof in writing and be present at such meeting, either in person or by representative. For the first Annual Meeting following the Offering, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such of such Annual Meeting is first made by the Company. For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company. For an Election Special Meeting, a stockholders' notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the 15th day following the day on which a public announcement of the date of the Election Special Meeting is first made by the Company. These provisions may preclude some stockholders from bringing matters before the stockholders at an Annual Meeting or from making nominations for directors at an Annual Meeting.


                                       47







AMENDMENTS TO CERTIFICATE OF INCORPORATION AND THE BYLAWS

    The Company's Certificate of Incorporation and Bylaws provide that subject to the rights of the holders of Preferred Stock, the majority of all directors or the vote of holders of two-thirds of the outstanding stock entitled to vote is required to alter, amend or repeal the Bylaws; provided, however, if the Board has previously recommended the action to be taken to the Company's stockholders, the affirmative vote of a majority of the stockholders may amend or repeal the Company's Bylaws. The Company's Certificate of Incorporation also provides that, subject to the rights of the holders of Preferred Stock, the vote of holders of two-thirds of the outstanding stock entitled to vote is required to alter, amend, or repeal certain provisions of the Certificate of Incorporation.


TRANSFER AGENT AND REGISTRAR

    American Securities Transfer & Trust, Inc. will serve as the Company's transfer agent and registrar.





                                       48





                               UNDERWRITING


    The underwriters named below (the "Underwriters"), for whom Schneider Securities, Inc. and Lew Lieberbaum & Co., Inc. are acting as co-representatives, have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the form of which has been filed as an exhibit to the Registration Statement), to purchase from the Company the respective numbers of shares of Common Stock and Redeemable Warrants set forth opposite their names in the table below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters shall be obligated to purchase all of the shares of Common Stock and Redeemable Warrants, if any are purchased.


                                                 NUMBER OF SHARES         NUMBER OF
                     NAME                         OF COMMON STOCK    REDEEMABLE WARRANTS
                     ----                         ---------------    -------------------

Schneider Securities, Inc.

Lew Lieberbaum & Co., Inc.
                                                  ---------            -----------
   TOTAL                                          1,000,000            1,000,000

    Through the Representatives, the several Underwriters have advised the Company that they propose to offer the shares of Common Stock and the Redeemable Warrants to the public at the initial public offering prices set forth on the cover of this Prospectus. The Representatives have advised the Company that they may allow to certain dealers concessions of not in excess of $.25 per share of Common Stock and $.005 per Redeemable Warrant, of which a sum not in excess of $.13 per share of Common Stock and $.0025 per Redeemable Warrant may in turn be reallowed by such dealers to other dealers. After the issuance of the shares of Common Stock and Redeemable Warrants, the public offering prices, the concessions and the reallowances may be changed. The Representatives have further advised the Company that they do not expect sales to discretionary accounts to exceed five percent of the total number of Securities offered hereby.

    The Company has agreed to pay to the Representatives a non-accountable expense allowance equal to three percent of the total proceeds of the Offering, of which $50,000 has already been paid.


    The Company has granted an option to the Underwriters, exercisable during the 45-day period following the effective date of the Underwriting Agreement, to purchase up to 150,000 shares of Common Stock and/or 150,000 Redeemable Warrants at the offering price less underwriting discounts and the non-accountable expense allowance. The Underwriters may exercise such option only to satisfy over-allotments in the sale of the shares of Common Stock and Redeemable Warrants.


    Upon the exercise of the Redeemable Warrants more than one year after the Offering and to the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc., and the rules and regulations of the Commission, the Company has agreed to pay the Representatives a commission equal to five percent of the exercise price of the Redeemable Warrants. However, no compensation will be paid to the Representatives in connection with the exercise of the Redeemable Warrants if (a) the market price of the underlying shares of Common Stock is lower than the exercise price, (b) the Redeemable Warrants are exercised in an unsolicited transaction, or (c) the Redeemable Warrants are held in any discretionary accounts. In addition, unless granted an exemption by the Commission from Regulation M promulgated under the Exchange Act, the Representatives will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities for a period of one or five days before the solicitation of the exercise of any Redeemable Warrant or before the exercise of any Redeemable Warrant based upon a prior solicitation, until the later of the termination of such solicitation activity or the termination by waiver or otherwise of any right the Representatives or any other soliciting broker-dealer may have to receive a fee for the exercise of the Redeemable Warrants following such solicitation.

    In connection with the Offering, the Company has agreed to sell to the Representatives, for nominal consideration, the Representatives' Warrants, which confer the right to purchase up to 100,000 shares of Common Stock and up to 100,000 Redeemable Warrants. The Representatives' Warrants are initially



                                       49






exercisable at the price (the "Exercise Price") of $8.00 per share of Common Stock and $.16 per Redeemable Warrant (160% of the respective initial public offering prices) for a period of four years commencing one year from the effective date of this Prospectus. The shares of Common Stock and Redeemable Warrants issuable upon exercise of the Representatives' Warrants are identical to those offered hereby. The Representatives' Warrants contain provisions providing for adjustment of the Exercise Price and the number and type of securities issuable upon the exercise thereof upon the occurrence of certain events. The Representatives' Warrants grant to the holders thereof certain demand and "piggyback" rights of registration of the securities issuable upon the exercise thereof upon the occurrence of certain events beginning one year after the date of this Prospectus.

    The Company has agreed to enter into a three-year consulting agreement with Schneider, pursuant to which Schneider will act as a financial consultant to the Company, commencing upon the closing date of the Offering. Schneider will make available qualified personnel for this purpose. The consulting fee of $3,000 per month for a period of 36 months is payable in full at the closing of the Offering.

    Certain principal stockholders and the Company have agreed that, for a period of 12 months from the date of this Prospectus, they will not sell any securities (except for shares of Common Stock issued pursuant to exercise of options which may be granted under the Incentive Plan and for shares issued pursuant to the exercise of the Redeemable Warrants) without the Representatives' prior written consent, which shall not be unreasonably withheld.


    The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act.

    The foregoing summary of certain provisions of the Underwriting Agreement summarizes all of the material provisions of the Underwriting Agreement, but does not purport to be a complete statement of all of its terms and conditions. A copy of the Underwriting Agreement is on file with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.


    Prior to the Offering, there has been no public market for the Securities. The initial public offering prices of the shares of Common Stock and Redeemable Warrants will be determined by negotiations between the Company and the Representatives and are not necessarily related to the Company's assets, earnings, or book value or any other established criteria of value. Factors considered in determining the initial public offering price of the shares of Common Stock and Redeemable Warrants included estimates of business potential, financial condition, future prospects, gross proceeds to be raised, percentage of stock owned by officers and directors on the date hereof, the type of business in which the Company engages, and an assessment of the Company's management. The foregoing factors were evaluated in light of the existing state of the securities market.





                                       50



                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Offering, the Company will have 3,643,440 shares of Common Stock outstanding (3,793,440 shares, if the Underwriters' over-allotment option is exercised in full). Of these shares, the 1,000,000 shares offered hereby will be freely tradable without further registration under the Securities Act.

    Up to 200,000 additional shares of Common Stock may be purchased by the Representatives after the first anniversary of this Prospectus through the exercise of the Representatives' Warrants and the Redeemable Warrants underlying the Representatives' Warrants. Any and all shares of Common Stock purchased upon exercise of the Representatives' Warrants may be freely tradable, provided that the Company satisfies certain securities registration and qualification requirements in accordance with the terms of the Representatives' Warrants. See "UNDERWRITING."


    All of the presently outstanding 2,643,440 shares of Common Stock are "restricted securities" within the meaning of Rule 144 of the Securities Act and will be eligible for sale in the public market in reliance upon, and in accordance with, the provisions of Rule 144.

    In general, Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, will be entitled to sell within any three-month period a number of shares beneficially owned for at least two years that does not exceed the greater of
(i) 1% of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person, and who has beneficially owned the shares of Common Stock for at least three years, may sell such shares without regard to the volume, manner of sale, or notice requirements of Rule 144.


    Prior to this Offering, there has been no public market for the Company's Securities. Following this Offering, the Company cannot predict the effect, if any, that sales of Common Stock pursuant to Rule 144 or otherwise, or the availability of such shares for sale, will have on the market price prevailing from time to time. Nevertheless, sales by the current stockholders of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices for the Common Stock. In addition, the availability for sale of a substantial amount of Common Stock acquired through the exercise of the Redeemable Warrants or the Representatives' Warrants could adversely affect prevailing market prices for the Common Stock. The Company's officers, directors and certain holders of 5% of the outstanding shares of Common Stock have agreed not to sell the shares beneficially owned by such persons during a 12 or 13 month period following the date of this Prospectus (except for shares of Common Stock that are subject to the Underwriters over-allotment option) without the Representatives' consent. In addition, the Company has agreed that it will not issue any shares of Common Stock during a 13 month period following the date of this Prospectus without the Representatives' written consent.




                                       51



                                 LEGAL MATTERS

    The validity of shares of Common Stock offered hereby will be passed upon for the Company by LeClair Ryan, A Professional Corporation, Richmond, Virginia, and certain matters for the Underwriters by William M. Prifti, Esquire, Lynnfield, Massachusetts.

                                  EXPERTS

    The financial statements of the Company as of November 30, 1996 appearing in this Prospectus and Registration Statement have been audited by McGladrey & Pullen, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and have been included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                           AVAILABLE INFORMATION

    The Company has filed with the Commission a Registration Statement on Form SB-2 (as amended from time to time and together with all exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock and the Redeemable Warrants to be sold in the Offering. This Prospectus constitutes a part of the Registration Statement and does not contain all the information set forth therein, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    For further information regarding the Company, the Common Stock and the Redeemable Warrants to be sold in the Offering, reference is hereby made to the Registration Statement. A copy of the Registration Statement, including the exhibits and schedules thereto, may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the Commission upon payment of prescribed fees. In addition the Commission maintains a Web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Such information can be accessed free of charge (other than costs associated with acquiring access to the Internet) at the Commission's Web site (http://www.sec.gov).

    Prior to filing the Registration Statement of which this Prospectus is a part, the Company was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act. Upon effectiveness of the Registration Statement, the Company will become subject to the informational and periodic reporting requirements of the Exchange Act, and in accordance therewith, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference facilities and other regional officers referred to above. The Company intends to register the Securities offered by the Registration Statement under the Exchange Act simultaneously with the effectiveness of the Registration Statement and to furnish its stockholders with annual reports containing audited financial statements and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

    The shares of Common Stock and the Redeemable Warrants registered in connection with the Offering will be listed on the Nasdaq SmallCap Market. Reports and other information required to be filed with such market may be inspected at the offices of the Nasdaq SmallCap Market at 1735 K Street, N.W., Washington, D.C. 20006.


                                       52









                              PERARDUA CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          INDEX TO FINANCIAL STATEMENTS


                                                                        PAGE
                                                                        ----
Independent Auditor's Report ......................................      F-2
Financial Statements:
   Balance Sheet ..................................................      F-3
   Statement of Activities ........................................      F-4
   Statement of Stockholders' Equity ..............................      F-5
   Statement of Cash Flows ........................................      F-6
   Notes to Financial Statements ..................................      F-7


                                      F-1






                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
 PERARDUA CORPORATION
 Petersburg, Virginia

    We have audited the accompanying balance sheet of PerArdua Corporation (a development stage company) as of November 30, 1996, and the related statements of activities, stockholders equity, and cash flows for the period from July 5, 1996, date of inception, to November 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PerArdua Corporation as of November 30, 1996, and the results of its activities and its cash flows for the period from July 5, 1996, date of inception, to November 30, 1996 in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from its development stage activities; the Company's operations will consist primarily of research and development activities over the next several years; and the Company does not expect operating profits or significant cash flows from operating activities during that period. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                            MCGLADREY & PULLEN, LLP




Richmond,  Virginia
January 24, 1997, except
for Note 6 as to which
the date is April 9, 1997



                                      F-2








                              PERARDUA CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET


                                                                             NOVEMBER 30,   FEBRUARY 28,
                                                                                 1996           1997
                                                                             ------------   ------------
                                                                                            (UNAUDITED)
                                                 ASSETS
Current Assets:
   Cash and cash equivalents                                                 $   495,421    $   213,029
   Prepaid expenses                                                                             106,459
   Deferred offering costs                                                        29,718        171,106
                                                                             -----------    -----------
       Total current assets                                                      525,139        490,594
Equipment                                                                                         5,875
Organization costs, net of amortization                                            6,866          6,156
                                                                             -----------    -----------
                                                                             $   532,005    $   502,625
                                                                             ===========    ===========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                                          $    20,036    $    57,231
   Accrued expenses                                                                1,482          2,001
                                                                             -----------    -----------
       Total current liabilities                                                  21,518         59,232
                                                                             -----------    -----------

Stockholders' Equity:
   Preferred Stock, par value $.01 per share, 1,000,000 shares authorized, none issued
   Common  Stock,  par value $.01 per  share,  25,000,000
     authorized  2,593,440 issued and outstanding at
     November 30, 1996 (2,643,440 at February 28, 1997)                           25,934         26,434
   Additional paid-in capital                                                  2,609,739      2,644,743
   Deficit accumulated during the development stage                           (2,090,690)    (2,227,784)
   Subscription receivable                                                       (34,496)
                                                                             -----------    -----------
       Total stockholders' equity                                                510,487        443,393
                                                                             -----------    -----------
                                                                             $   532,005    $   502,625
                                                                             ===========    ===========

                    See Notes to Financial Statements.

                                      F-3





                              PERARDUA CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF ACTIVITIES



                                                             PERIOD FROM                               PERIOD FROM
                                                          JULY 5, 1996, DATE     THREE MONTHS      JULY 5, 1996, DATE
                                                           OF INCEPTION, TO          ENDED          OF INCEPTION, TO
                                                          NOVEMBER 30, 1996    FEBRUARY 28, 1997    FEBRUARY 28, 1997
                                                          -----------------    -----------------    -----------------
                                                                                            (UNAUDITED)
Revenue:
   Interest income                                           $      1,858         $    2,475           $     4,333
                                                             ------------         ----------           -----------
Expense:
   Research and development                                     2,058,980             73,249             2,132,229
   General and administrative                                      33,568             66,320                99,888
                                                             ------------         ----------           -----------
                                                                2,092,548            139,569             2,232,117
                                                             ------------         ----------           -----------

       Net loss                                              $ (2,090,690)        $ (137,094)          $(2,227,784)
                                                             ============         ==========           ===========
Net loss per common share                                    $       (.81)        $    (0.05)          $     (0.86)
                                                             ============         ==========           ===========
Weighted average common shares                                  2,593,440          2,593,996             2,593,668
                                                             ============         ==========           ===========

                    See Notes to Financial Statements.



                                      F-4





                              PERARDUA CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY





                                                                    (DEFICIT)
                                                                   ACCUMULATED
                                  COMMON STOCK                      ADDITIONAL   DURING THE       STOCK
                                  ------------                       PAID-IN     DEVELOPMENT   SUBSCRIPTION
                                 SHARES     AMOUNT     CAPITAL        STAGE       RECEIVABLE       TOTAL
                                 ------     ------     -------        -----       ----------       -----
Stock issued at inception
  retroactively restated to
  reflect 41 2/3 to 1 stock
  split declared on July 5,
  1996                         1,000,000    $ 10,000  $    90,200  $               $             $   100,200

Issuance (valued at $1.60
  per share) for cash and
  acquisition of technology      950,000       9,500    1,510,500                                  1,520,000

Issuance (at $1.60 per share)
  for cash, net of issuance
  costs of $48,527               643,440       6,434    1,009,039                    (34,496)        980,977

Net loss                                                            (2,090,690)                   (2,090,690)
                               ---------     -------   ----------  -----------     ---------     -----------
Balance, November 30, 1996     2,593,440     $25,934   $2,609,739  $(2,090,690)    $ (34,496)    $   510,487
  (Unaudited)

Issuance (at $1.60 per
  share) for cash, net
  of costs of $10,000             50,000         500       35,004                     34,496          70,000
Net loss                                                              (137,094)                     (137,094)
                               ---------     -------   ----------  -----------     ---------      ----------
Balance, February 28, 1997     2,643,440     $26,434   $2,644,743  $(2,227,784)    $       0      $  443,393
                               =========     =======   ==========  ===========     =========      ==========

                    See Notes to Financial Statements.


                                       F-5





                              PERARDUA CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS




                                                             PERIOD FROM                               PERIOD FROM
                                                          JULY 5, 1996, DATE     THREE MONTHS      JULY 5, 1996, DATE
                                                           OF INCEPTION, TO          ENDED          OF INCEPTION, TO
                                                          NOVEMBER 30, 1996    FEBRUARY 28, 1997    FEBRUARY 28, 1997
                                                          -----------------    -----------------    -----------------
                                                                                            (UNAUDITED)
Development stage activities:
   Net loss                                                  $(2,090,690)          $(137,094)          $(2,227,784)
   Adjustments to reconcile net loss to net cash used in
     development stage activities:
       Amortization                                                  237                 710                   947
       Charges to expense for value of stock issued for
        technology                                             1,519,050                                 1,519,050
       Change in operating assets and liabilities:
          Increase in prepaid expenses                                              (106,459)             (106,459)
          Increase (decrease) in accounts payable and
           accrued expenses                                       21,518             (19,517)                2,001
             Net cash used in development stage activities      (549,885)           (262,360)             (812,245)
                                                             -----------           ---------           -----------
Investing activities:
   Equipment purchases                                                                (5,875)               (5,875)
   Organization costs                                             (7,103)                                   (7,103)
                                                             -----------           ---------           -----------
             Net cash used in investing activities                (7,103)             (5,875)              (12,978)
                                                             -----------           ---------           -----------
Financing activities:
   Proceeds from issuance of common stock                      1,130,654              80,000             1,210,654
   Offering costs                                                (78,245)            (94,157)             (172,402)
                                                             -----------           ---------           -----------
             Net cash provided by financing activities         1,052,409             (14,157)            1,038,250
                                                             -----------           ---------           -----------
Net increase (decrease) in cash                                  495,421            (282,392)              213,029
Cash, beginning of period                                                            495,421
                                                             -----------           ---------           -----------
Cash, end of period                                          $   495,421           $ 213,029            $  213,029
                                                             ===========           =========            ==========

                    See Notes to Financial Statements.


                                      F-6




                              PERARDUA CORPORATION
                          (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Nature of Business: PerArdua Corporation (the Company) was incorporated in 1988. The Company was a "shell" corporation, i.e. without assets or liabilities, until July 1996, when the Company acquired from PerArdua Investors, L.P. (the Limited Partnership) a license to certain patent rights to a drug called "Thiovir". The Company's operations will focus on the development and United States Food and Drug Administration (FDA) approval of Thiovir for treatment of HIV/AIDS patients and patients showing active infection of the opportunistic virus cytomegalovirus (CMV) and, ultimately, commercial sale of the product.

    The Company is in the development stage. Its major activities through November 30, 1996 have been limited to acquiring a licensing agreement and conducting research and development related to its proposed product and to obtaining equity capital. These activities have not generated any recurring revenues; accordingly, the accompanying financial statements include the disclosures required by Statement of Financial Accounting Standard No. 7, "Accounting and Reporting by Development Stage Enterprises".

    Accounting Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash and Cash Equivalents: Cash and cash equivalents includes all cash balances and highly liquid investments with a purchased maturity of three months or less. The Company places its temporary cash investments with high credit quality financial institutions. At November 30, 1996, the Company had cash balances in excess of insured limits.

    Research and Development: Research and development costs are expensed as incurred.

    Income Taxes: The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes," which utilizes an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards; deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax bases. Deferred income tax assets and liabilities that will result in taxable or deductible amounts in the future are based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

    Net Loss Per Common Share: Net loss per common share is computed based upon the weighted average number of common shares outstanding during the year. As further explained in Note 3, the Company is in the process of preparing its initial public offering (IPO) of common stock and warrants. In accordance with Securities and Exchange Commission Staff Accounting Bulletin Topic 4D, the weighted average number of common shares outstanding includes for the entire year, all common shares issued below the anticipated IPO price per share.

    Deferred Offering Costs: Costs incurred in connection with the proposed IPO have been deferred as of November 30, 1996. If the IPO is completed, the deferred offering costs will be deducted from the proceeds and charged against additional paid-in capital. If the IPO is not completed, such costs will be charged to operations.



                                      F-7




                              PERARDUA CORPORATION
                          (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)



NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --
         (CONTINUED)

    Interim Financial Information: The balance sheet as of February 28, 1997 and the related statements of activities, stockholders' equity, and cash flows for the three months then ended and the cumulative amounts from inception to February 28, 1997 have been prepared by the Company, without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position at February 28, 1997 and the results of activities and cash flows for the interim periods presented have been made. The statement of activities for the three months ended February 28, 1997 is not necessarily indicative of the results to be expected for the full year.

NOTE 2. GOING CONCERN CONSIDERATIONS AND BASIS OF PRESENTATION

    The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate the continuation of the Company as a going concern. However, during the period from July 5, 1996, date of inception, to November 30, 1996, the Company incurred a loss of $2,090,690. Such loss was funded through proceeds received from issuance of common stock. Management believes that the Company's operations will consist primarily of research and development activities over the next several years, and therefore, it does not expect the Company to generate operating profits or significant cash flows from operating activities during that period. To obtain the additional funds it needs to continue its research activities at planned levels during the fiscal year ending November 30, 1997, management believes that the Company will need substantial funds from debt obligations or equity financing, such as its proposed IPO. Management cannot provide any assurances that the Company will be able to obtain such financing. These conditions raise substantial doubts about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. PROPOSED IPO

    On October 24, 1996, the Company and an investment banking firm signed a letter of intent whereby the investment banking firm agreed to underwrite the Company's IPO, which is expected to consist of 1,000,000 shares of common stock at $5.00 per share. Additionally, the letter of intent calls for issuance of 1,000,000 redeemable warrants at a price of $.10 each with an exercise price of $6.50 per share of common stock for a period of 60 months commencing thirteen
(13) months from the effective date. The warrants will be redeemable by the Company commencing thirteen (13) months from the effective date at $.20 per warrant, provided that the average closing bid price of the common stock equals or exceeds $9.00 per share for 20 consecutive trading days.

    The letter of intent includes an over-allotment option which would allow for the Underwriter to purchase securities, up to an additional 15% of the offering, for a period of forty-five (45) days following the effective date solely for the purpose of covering any short position in the offering. The Company has also agreed to sell the underwriter, for nominal consideration, five (5) year warrants to purchase ten percent (10%) of the number of securities being underwritten. These warrants will be exercisable any time during a period of four (4) years commencing one year from the effective date of the final prospectus at a price equaling 160% of the IPO price.

NOTE 4. STOCKHOLDERS' EQUITY

    On July 5, 1996, the Board of Directors and stockholders approved amendments to the Company's Articles of Incorporation that (i) changed the name of the Company from Home Test Inc. to PerArdua Corporation; (ii) converted the no par common stock to common stock with a par value of $0.001 per



                                      F-8




                              PERARDUA CORPORATION
                          (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)

NOTE 4. STOCKHOLDERS' EQUITY -- (CONTINUED)

share; (iii) increased the total number of authorized common shares from 30,000 to 10,000,000; and (iv) ordered that each share of Home Test Inc. no par common stock be exchanged for 41 2/3 shares of PerArdua Corporation common stock, par value of $0.001 per share.

    Effective January 1997, the Company was merged with and into its wholly-owned subsidiary PerArdua Corporation, a Delaware corporation. The sole purpose of the merger was to change the Company's jurisdiction of incorporation from Missouri to Delaware. As a result of the merger, the surviving Delaware corporation assumed all of the assets and liabilities of the Company, and holders of shares of common stock in the Missouri corporation became holders of the same number of shares of common stock in the Delaware corporation; the par value of common stock was changed from $.001 per share to $.01 per share; common stock authorization was increased to 25,000,000 shares and 1,000,000 shares of $.01 par value Preferred Stock were authorized for future issuance.

    The changes in the par value of the common stock and the stock split have been retroactively reflected in the accompanying financial statements and these notes for the period from inception.

    On August 20, 1996, the Company issued 500,000 warrants for the purchase of the Company's common stock. The warrants grant the holders the right to purchase additional shares of common stock at an exercise price of $10.00 per share. The warrants can be exercised in whole or in part, from time to time, following FDA approval, with a final expiration date of June 30, 2006.

    On October 4, 1996, pursuant to a Private Placement Memorandum, dated August 20, 1996, the Company completed an offering of 665,000 shares of its common stock at $1.60 per share. Net proceeds to the Company were $1,015,473, after related expenses of $48,527.

    During the private placement offering the Company accepted a subscription from an investor for 21,560 shares of common stock. The total consideration for this subscription was $34,496 and has been recognized as an increase to additional paid in Capital.

    On August 20, 1996 the Board of Directors approved the sale of 950,000 shares of common stock and warrants to purchase an additional 200,000 shares of common stock. As more fully discussed in Note 5 below, the shares were valued at $1.60 per share, although the Company only received cash consideration of $.001 per share ($950). The warrants grant the holders the right to purchase additional shares of common stock at an exercise price of $10.00 per share. The warrants can be exercised in whole or in part, from time to time, following FDA approval, with a final expiration date of June 30, 2006.

    The Board of Directors and the stockholders of the Company approved a stock incentive plan (the Incentive Plan) during 1996. The plan provides for grants of incentive stock options or stock appreciation rights only to the Company's employees and nonqualified stock options and stock appreciation rights to the Company's employees, directors, members of the advisory board, independent contractors or consultants of the Company. The Company has reserved 500,000 shares of common stock for issuance under the Plan. The purchase price for each share to be awarded or sold and the exercise price and the term for each option or stock appreciation right to be granted under the Incentive Plan will be determined by the Board of Directors or its Compensation Committee.

    On August 20, 1996 the Board of Directors granted an officer of the Company an option under the Incentive Plan to purchase 10,000 shares of common stock at an exercise price of $7.50 per share. The option will vest one year after the date employment commences and will remain in effect for a period of five years unless employment is terminated earlier.



                                      F-9




                              PERARDUA CORPORATION
                          (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)

NOTE 5. OPTION AND LICENSE AGREEMENT

    Pursuant to an agreement, dated July 8, 1996 (the Acquisition Agreement), the Company acquired certain rights from the Limited Partnership. The rights acquired consist of an exclusive license to certain patent and other intellectual property rights related to the drug, Thiovir.

    The Limited Partnership's sole activity was to receive capital contributions and fund research and development of Thiovir from 1994 to 1996, without receiving any revenue. Expenditures incurred by the partnership were as follows:


                                            RESEARCH AND
                                             DEVELOPMENT    OTHER       TOTAL
                                             -----------    -----       -----
1994 ......................................   $164,000     $12,000     $176,000
1995 ......................................     71,000      15,000       86,000
1996 ......................................     53,000      42,000       95,000
                                              --------     -------    ---------
                                              $288,000     $69,000     $357,000
                                              ========     =======     ========

    The license rights are pursuant to a license agreement between the Limited Partnership and the University of Southern California (USC) (the USC License Agreement), the rights and obligations of which were transferred by the Limited Partnership to the Company through an Assignment, Assumption and Consent Agreement among the Company, the Limited Partnership and USC. The USC License Agreement contains an exclusive worldwide license to practice the inventions set forth in any relevant patents and patent applications of USC related to Thiovir. In return, the Limited Partnership funded development of Thiovir through research grants to USC. Funding of the research is now the responsibility of the Company. Subsequent to November 30, 1996, the Company signed an agreement with USC providing for $ 176,000 of research funding for the project. The research period will be effective through September 30, 1997, at which time USC can request an eight month extension period at no additional cost to the Company.

    Consideration paid by the Company to the Limited Partnership under the Acquisition Agreement consisted of $540,000 cash, which included $100,000 of cash received from the initial stockholders and $440,000 paid out of the net proceeds of the private offering (see Note 4). Additionally, the limited partners, together with USC and three individuals who have been actively involved in the development of Thiovir, were extended the right, which was exercised, to acquire 950,000 shares of the Company's common stock for $950 ($.001 per share) along with warrants to purchase 200,000 additional shares at $10.00 per share through June 30, 2006. These warrants will only become exercisable upon FDA approval of Thiovir. The 950,000 shares issued for $950 were valued at $1.60 per share as determined by the per share amount received in the private offering completed several months after the completion of the transactions contemplated by the Acquisition Agreement.

    Charges resulting from cash paid ($540,000) and shares issued ($1,519,000) under the Acquisition Agreement were recorded as research and development expense since Thiovir is still in an early stage of development. The drug has undergone certain laboratory and animal studies, but must still undergo successful further studies, as well as in human clinical trials, all pursuant to protocols yet to be approved by the FDA, in order to be commercially marketable.

    The Acquisition Agreement also contains a provision whereby the purchase price shall be adjusted upward in the event that the Company should sell all or any portion of its rights in Thiovir in consideration of $5,000,000 or more prior to the filing of a registration statement for its IPO. In that event, the purchase price payable to the Limited Partnership by the Company shall be equal to 49% of the sales proceeds.


                                      F-10




                              PERARDUA CORPORATION
                          (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)

NOTE 5. OPTION AND LICENSE AGREEMENT -- (CONTINUED)

    Pursuant to the USC License Agreement (and subsequent Assignment, Assumption and Consent Agreement), the Company will be obligated to pay royalties to USC in conjunction with future sales and to reimburse USC for legal expenses that may be incurred in connection with patent prosecution and defense. Royalties are payable equal to 1% of sales of the products and 50% of any royalties earned from sublicensees. Minimum annual royalties are payable starting at $12,500 in 1998, increasing to $125,000 in 2001 and each year thereafter.

NOTE 6. EMPLOYMENT AND CONSULTING AGREEMENTS

    On August 20, 1996 the Company's Board of Directors approved and entered into a Consulting Agreement with one of its stockholders for research and development activities. The agreement's term is to be for the period from October 1, 1996 until September 30, 1999 and requires retainers of $5,000 for the period October 1, 1996 through March 31, 1997, $5,000 for the period April 1, 1997 through September 30, 1997, $12,500 for the period October 1, 1997 through September 30, 1998, and $15,000 for the period October 1, 1998 through September 30, 1999 and a per diem of $1,000 for each full day and $600 for each half day of consulting services provided to the Company.

    On February 12, 1997, the Company entered into an employment agreement with an individual who will serve as the Company's President and Chief Operating Officer. The agreement expires on February 29, 2000, unless earlier terminated in accordance with the terms thereof,and provides for a salary of $10,000 per month. In addition, upon completion of the Proposed IPO, the Company is to grant the President options to purchase 100,000 shares of the Company's Common Stock pursuant to the Incentive Plan. The options will vest over a two year period and will have an exercise price to be determined, but in no case less, than $5.00 per share.

    The Company has also entered into an employment agreement with a stockholder which provides for monthly compensation of $7,000. This agreement expires on February 29, 2000, unless earlier terminated in accordance with the terms thereof. In addition, upon completion of the Proposed IPO, the Company is to grant the stockholder options to purchase 100,000 shares of the Company's Common Stock pursuant to the Incentive Plan. The options will vest over a three year period and will have an exercise price to be determined, but in no case less than $5.00 per share.

NOTE 7. INCOME TAXES

    At November 30, 1996, the Company had net operating loss (NOL) carryforwards available to reduce future taxable income, if any, of approximately $37,710 for federal and state income tax reporting purposes that expire in 2011. The
Company's ability to utilize the NOL will also be subject to annual limits established by Internal Revenue Code Section 382.

The net operating loss carryforward and a temporary difference of $540,000 for rights acquired under the Acquisition Agreement (see Note 5) could have resulted in the recognition of deferred tax assets of approximately $217,000 at November 30, 1996. However, due to the uncertainties inherent in the Company's operations, the deferred tax assets and the related tax benefits have been offset by a valuation allowance in the same amount and accordingly, have not been reflected in the accompanying financial statements.

    Research and development expense of $1,519,000, represented by the value of common stock issued under the Acquisition Agreement, is not deductible for income tax purposes.


                                      F-11









                                    GLOSSARY

    The following are definitions of certain medically-oriented terms used in this Prospectus. Unless the context otherwise requires, the following terms shall have the meanings set forth below for the purposes of this Prospectus:

    "AIDS"  means  acquired   immunodeficiency   syndrome,  which  results  from
infection with HIV.


    "Bone Marrow Toxicity" means having a toxic effect which inhibits the ability of bone marrow to produce blood cells.

    "Central  Intravenous Device" means a device surgically inserted into one of
the  primary   arteries  of  the  heart  to  maintain  a  permanent   route  for
administration of fluids and medicines.

    "CMV" means cytomegalovirus, an opportunistic virus which causes blindness and other conditions in immunosuppressed patients.

    "CMV Retinitis" means the manifestation of active CMV infection in the retina of the eye, which destroys portions of the retina eventually causing blindness.


    "Combination Therapy" means the use of various combinations of protease inhibitors, RT inhibitors and/or other drugs in the treatment of HIV/AIDS.

    "Enzyme" means a chemical substance that facilitates the occurrence of a chemical reaction involving other chemical substances in a living system.

    "Gastrointestinal" means pertaining to the stomach and intestine.

    "HIV" means human immunodeficiency virus, the virus which is the precursor of AIDS.


    "Immune System" means a complex system that defends the human body against disease-causing microorganisms such as viruses that enter the body.


    "Immunodeficiency" means a decreased or compromised ability of the immune system to defend against infection.

    "Immunogenicity" means the capacity to induce a detectable response from the immune system.

    "Inhibitor" means a chemical substance that stops enzyme activity.

    "Intravenous" means within or into a vein.

    "Intravitreal" means within the vitreous (clear watery gel) of the eye; behind the lens and in front of the retina.

    "In vitro" means in the test tube.

    "Metabolism" means the chemical changes in living cells by which energy is provided for vital processes and activities and by which new material is assimilated.

    "Monotherapy" means the treatment of HIV/AIDS with a single drug.

    "Mutagenicity" means the capacity to induce a genetic mutation.

    "Neurologic" means having to do with the nervous system.


    "Nucleoside/Non-nucleoside" describes two different types of drugs which bond to different portions of an enzyme, each resulting in a separate method of enzyme inhibition.


    "Opportunistic Infections" means infections which may reside in the body without causing symptoms so long as the immune system is functioning properly, but which become active (i.e. cause symptoms) as a result of immunodeficiency.

    "Oral Availability/Oral Bioavailability" means the rate and extent to which a drug enters the general circulation of the body when administered via the mouth.



                                      G-1




    "Prophylactic" means an agent or regimen that contributes to the prevention of infection or disease.


    "Protease/Reverse Transcriptase" means two of the enzymes necessary for the process of HIV replication.

    "Renal Toxicity" means toxicity pertaining to the kidney which can impair kidney function.


    "Replication" means the duplication process of genetic material.


    "Resistance" means a genetic factor in microorganisms, such as bacteria and viruses, which enable them to be unaffected by treatment with antibiotic or anti-viral drugs.


    "RT" means reverse transcriptase.

    "Synthesis" means, in chemistry, the production of a substance by union of elements or simpler compounds or by degradation of a more complex compound.

    "Teratogenecity" means the ability to adversely affect normal cellular development in the embryo or fetus.

    "Tolerance" means the capacity to endure a substance, and/or subsequent doses of the substance, without an unacceptable adverse effect.

    "Toxicity" means the degree of poisonous effect.

    "TPFA" means thiophosphonoformic acid, an anti-viral compound for which the Company has adopted the trade name "Thiovir(tm)."

    "Viral Load" means the level of viral infection in the body.


                                      G-2



================================================================================
NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MAKE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               -----------------

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Summary                                                             3
Risk Factors                                                                   6
Special Note Regarding Forward-
  Looking Statements                                                          17
Use of Proceeds                                                               18
Dividend Policy                                                               18
Dilution                                                                      19
Capitalization                                                                20
Selected Financial Data                                                       21
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations                                                                  22
Business                                                                      24
Management                                                                    34
Principal Stockholders                                                        40
Certain Relationships and Related
  Transactions                                                                42
Description of Securities                                                     44
Underwriting                                                                  49
Shares Eligible for Future Sale                                               51
Legal Matters                                                                 52
Experts                                                                       52
Additional Information                                                        52
Index to Financial Statements                                                F-1
Glossary                                                                    G-1


    UNTIL ________________, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================



                              PERARDUA CORPORATION

                        1,000,000 SHARES OF COMMON STOCK

                          1,000,000 REDEEMABLE WARRANTS




                                   ----------
                                   PROSPECTUS
                                   ----------





                           SCHNEIDER SECURITIES, INC.
                           LEW LIEBERBAUM & CO., INC.


                                              , 1997




================================================================================






                                    PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by the corporation's stockholders to eliminate or limit personal liability of members of its Board for violations of a director's fiduciary duty of care. However, the elimination of limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or obtaining an improper personal benefit.

    In addition, Section 145 of the Delaware General Corporation Law permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, he or she had reasonable cause to believe his or her conduct was not lawful.

    Article VII, Section 2 of the Company's Certificate of Incorporation provides as follows:

       Subject to the operation of Section 4 of this Article VII, each [officer and director of the Company) shall be indemnified and held harmless by the [Company) to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the [Company) to provide broader indemnification rights than such law permitted the [Company) to provide prior to such amendment) against any and all [e)xpenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such [officer or director) or on such [officer's or director's) behalf in connection with any threatened, pending or completed [p)roceeding or any claim, issue or matter therein, which such [officer or director) is, or is threatened to be made, a party to or participant in by reason of such [officer's or director's) [c)orporate [s)tatus, if such [officer or director) acted in good faith and in a manner such [officer or director) reasonably believed to be in or not opposed to the best interests of the [Company) and, with respect to any criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to an [officer or director) after he or she has ceased to be an [officer or director) and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the [Company) shall indemnify any [officer or director) seeking indemnification in connection with a [p)roceeding initiated by such [officer or director) only if such [p)roceeding was authorized by the Board of Directors of the [Company).

       In addition, Article VII, Section 4 of the Company's Certificate of Incorporation provides as follows:

       Unless ordered by a court, no indemnification shall be provided pursuant to this Article VII to an [o)fficer . . . unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the [Company) and, with respect to any criminal [p)roceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the [d)isinterested [d)irectors, even though less than a quorum of the Board . . . (b) if there are no such [d)isinterested [d)irectors, or if a majority of [d)isinterested [d)irectors so direct by independent legal counsel in a written opinion, or
    (c) by the stockholders of the [Company).

       The Company's Certificate of Incorporation provides for payment of indemnifiable expenses in advance of the final disposition of an action, suit or proceeding upon receipt of an undertaking of the indemnified person to repay such amount if it shall ultimately be determined that he or she is


                                      II-1





    not entitled to be indemnified by the Company, and further provides that the Board of Directors may, in its discretion, provide indemnification to non-officer employees.

       The Company  intends to enter into  indemnification  agreements  (Exhibit
    10.8 hereto) with each of its directors which attempt to provide the maximum protection permitted by Delaware law, as it may be amended from time to time. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. In the event the Company does not pay a requested indemnification amount, the indemnification agreements will allow the indemnified party to contest this determination by bringing an action against the Company to recover the unpaid amount and costs and expenses. In the event indemnification is unavailable and the Company is found jointly liable with the indemnified party, the indemnification agreements will enable the indemnified party to require the Company to contribute to the payment of damages and expenses, based on the relative benefit to and fault of the indemnified party and the Company. The Company also intends to purchase directors' and officers' liability insurance.

       The Underwriting Agreement (Exhibit 1.1 hereto) contains provisions by which the Underwriters have agreed to indemnify the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each director of the Company, and each officer of the Company who signs this Registration Statement, with respect to liabilities arising from information furnished in writing by or on behalf of the Underwriters for use in the Registration Statement.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the estimated expenses to be incurred by the Company in connection with the issuance and distribution of the shares of Common Stock being registered, other than the underwriting discount and commissions. All of the following expenses will be paid by the Company.


Commission Filing Fee                                                  $   4,600.00
Nasdaq SmallCap Fee                                                        5,000.00
NASD Filing Fee                                                            2,000.00
Blue Sky Fees and Expenses                                                15,000.00
Non-Accountable Expense Allowance to the Representatives                 153,000.00
Printing and Engraving Expenses                                           40,000.00
Accounting Fees and Expenses                                              25,000.00
Legal Fees and Expenses                                                   85,000.00
Transfer Agent and Registrar Fees                                          5,000.00
Consulting Fees                                                          108,000.00
Miscellaneous Fees and Expenses                                            7,400.00
                                                                        -----------
  TOTAL (Estimated)                                                     $450,000.00
                                                                        ===========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


    Since  June  ,  1994,   the  Company  has  sold  and  issued  the  following
unregistered securities:


    On August 12, 1996, the Company issued warrants to purchase an aggregate of 150,000 shares of Common Stock at $10.00 per share to The Starwood Trust for no consideration.

    On August 12, 1996, the Company issued warrants to purchase an aggregate of 150,000 shares of Common Stock at $10.00 per share to Francis E. O'Donnell, Jr. for no consideration.

                                      II-2





    On August 12, 1996, the Company issued warrants to purchase an aggregate of 200,000 shares of Common Stock at $10.00 per share to Thomas L. DePetrillo for no consideration.

    On August 16, 1996, the Company, in connection with the acquisition of a license of certain rights to Thiovir, issued an aggregate of 200,000 warrants and 200,000 shares of Common Stock to 16 investors for a total, aggregate cash consideration of $200.00. Fifteen of the investors were limited partners in the limited partnership which transferred the license; the other investor was the University of Southern California, the licensor under the license.

    On August 16, 1996, the Company issued 320,000 shares of Common Stock to Charles E. McKenna, Ph.D. for $320.00.

    On August 16, 1996, the Company issued 110,000 shares of Common Stock to Mary Anthony Gray for $110.00.

    On August 16, 1996, the Company issued 320,000 shares of Common Stock to Thomas D. Wolfe for $320.00.

    On September 8, 1996, the Company issued options to purchase 10,000 shares of Common Stock at an exercise price of $7.50 per share to Mary Anthony Gray pursuant to the Company's Stock Incentive Plan.


    On October 4, 1996, the Company issued an aggregate of 643,440 shares of Common Stock to 15 investors for a total, aggregate purchase price of $1,029,504.


    On January 9, 1997, the Company issued 21,560 shares of Common Stock to a single investor for $34,496.

    On March 1, 1997, the Company issued 28,440 shares of Common Stock to a single investor for $45,504.

    The sales and issuance of the securities in the above transactions were deemed to be exempt under the Securities Act by virtue of Sections 3(b) and/or 4(2) thereof and/or Regulation D promulgated thereunder as transactions not involving any public offering. The purchasers in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate legends were affixed to the certificates issued in such transactions.

    Shortly after the completion of the Offering, the Company also intends to issue options to purchase an aggregate of 230,000 shares of Common Stock to two Officers and three of the Company's outside directors pursuant to the Incentive Plan at an exercise price to be determined, but not less than $5.00 per share.

ITEM 27. EXHIBITS



 EXHIBIT
  NUMBER                                DESCRIPTION OF EXHIBITS
  ------                                -----------------------
1.1             -- Form of Underwriting Agreement*
1.2             -- Form of Selected Dealers Agreement*
1.3             -- Form of Agreement Among Underwriters*
2.1             -- Option and Asset Purchase Agreement, dated July 8, 1996, by and between PerArdua
                   Investors, L.P. and the Company*
3.1             -- Certificate of Incorporation of Registrant, as amended**
3.2             -- Bylaws of Registrant, as amended**
4.1             -- Form of Common Stock Certificate*
4.2             -- Form of Stock Purchase Warrant*
4.3             -- Form of Private Placement Subscription Agreement*
4.4             -- Form of Acquisition Transaction Subscription Agreement*
4.5             -- Form of Representatives' Warrants*
4.6             -- Form of Warrant Agreement (including form of Redeemable Warrant Certificate)*

                                      II-3





 EXHIBIT
  NUMBER                                DESCRIPTION OF EXHIBITS
  ------                                -----------------------

5.1             -- Form of Opinion of LeClair Ryan, A Professional Corporation*
10.1            -- Option & License Agreement, dated March 28, 1994, by and between PerArdua Investors,
                   L.P. and the University of Southern California*
10.2            -- Stockholders' Agreement, dated July 8, 1996, by and between the Company, the stockholders of the Company, and the limited partners of PerArdua Investors, L.P.*
10.3            -- Research Agreement, dated January 7, 1997, by and between the University of Southern
                   California and the Company*
10.4            -- Consulting Agreement, dated September 30, 1996, by and between the Company and
                   Charles E. McKenna, Ph.D.*
10.5            -- Assignment, Assumption and Consent, dated as of July 31, 1996, by and between
                   PerArdua Investors, L.P., the Company and the University of Southern California*
10.6            -- Form of Consulting Agreement by and between the Company and Schneider Securities,
                   Inc.*
10.7            -- Employment Agreement, dated as of September 3, 1996 by and between the Company and Mary Anthony Gray, as amended*
10.8            -- Form of Indemnification Agreement*
10.9            -- Employment Agreement, dated February 12, 1997, by and between the Company and
                   Nicholas Jon Virca*
10.10           -- PerArdua Corporation Stock Incentive Plan*
23.1            -- Consent of McGladrey & Pullen, LLP**
23.2            -- Consent of LeClair Ryan, A Professional Corporation (included in Exhibit 5.1 hereto)**
24.1            -- Power of Attorney (see Page II-5)*
27.1            -- Financial Data Schedule*


-------------

 * Previously filed.

** Filed herewith.

ITEM 28. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) Include any additional or changed material information on the plan of distribution.

Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


                                      II-4




    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The registrant hereby undertakes that:

    (1) For the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned small business issuer undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.



                                      II-5




                                   SIGNATURES


    IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM SB-2 AND AUTHORIZED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE IN THE CITY OF RICHMOND, COMMONWEALTH OF VIRGINIA, ON JUNE 5, 1997.


                                         PERARDUA CORPORATION
                                         By:  /s/ NICHOLAS JON VIRCA
                                           -------------------------------
                                               NICHOLAS JON VIRCA
                                              PRESIDENT AND CHIEF

                                OPERATING OFFICER

    PURSUANT TO THE REQUIREMENT OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     NAME                                      TITLE                    DATE
                     ----                                      -----                    ----
                      *
       -------------------------------            Chairman of the Board and          June 5, 1997
       FRANCIS E. O'DONNELL, JR., M.D.,            Chief Executive Officer
                                                  (Principal Executive
                                                  Officer) and Director

                                                 Treasurer (Principal FinanciaL     June 5, 1997
       -------------------------------             Officer), Secretary and
             SAMUEL P. SEARS, JR.                   Director



                       *                         Director                           June 5, 1997
       -------------------------------
          EMANUELA I. CHARLTON, PH.D.

                       *                         Director                           June 5, 1997
       -------------------------------
                 THOMAS QUINN

                       *                         Director                           June 5, 1997
       -------------------------------
             W. HOWARD LEWIN, M.D.


        */s/ SAMUEL P. SEARS, JR.
       -------------------------------
               ATTORNEY-IN-FACT



                                      II-6




                                  EXHIBIT INDEX



 EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBITS
 ------                                 -----------------------
1.1             -- Form of Underwriting Agreement*
1.2             -- Form of Selected Dealers Agreement*
1.3             -- Form of Agreement Among Underwriters*
2.1             -- Option and Asset Purchase Agreement, dated July 8, 1996, by and between PerArdua
                   Investors, L.P. and the Company*
3.1             -- Certificate of Incorporation of Registrant, as amended**
3.2             -- Bylaws of Registrant, as amended**
4.1             -- Form of Common Stock Certificate*
4.2             -- Form of Stock Purchase Warrant*
4.3             -- Form of Private Placement Subscription Agreement*
4.4             -- Form of Acquisition Transaction Subscription Agreement*
4.5             -- Form of Representatives' Warrants*
4.6             -- Form of Warrant Agreement (including form of Redeemable Warrant Certificate)*
5.1             -- Form of Opinion of LeClair Ryan, A Professional Corporation*
10.1            -- Option & License Agreement, dated March 28, 1994, by and between PerArdua Investors,
                   L.P. and the University of Southern California*
10.2            -- Stockholders' Agreement, dated July 8, 1996, by and between the Company, the stockholders of the Company, and the limited partners of PerArdua Investors, L.P.*
10.3            -- Research Agreement, dated January 7, 1997, by and between the University of Southern
                   California and the Company*
10.4            -- Consulting Agreement, dated September 30, 1996, by and between the Company and
                   Charles E. McKenna, Ph.D.*
10.5            -- Assignment, Assumption and Consent, dated as of July 31, 1996, by and between
                   PerArdua Investors, L.P., the Company and the University of Southern California*
10.6            -- Form of Consulting Agreement by and between the Company and Schneider Securities,
                   Inc.*
10.7            -- Employment Agreement, dated as of September 3, 1996 by and between the Company and Mary Anthony Gray, as amended*
10.8            -- Form of Indemnification Agreement*
10.9            -- Employment Agreement, dated February 12, 1997, by and between the Company and
                   Nicholas Jon Virca*
10.10           -- PerArdua Corporation Stock Incentive Plan*
23.1            -- Consent of McGladrey & Pullen, LLP**
23.2            -- Consent of LeClair Ryan, A Professional Corporation (included in Exhibit 5.1 hereto)*
24.1            -- Power of Attorney (see Page II-5)*
27.1            -- Financial Data Schedule*


----------------

 * Previously filed.

** Filed herewith.